UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CORTEVA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CORTEVA™
agriscience

2025 Proxy Statement
and Notice of Annual Meeting

Impact through innovation

9330 Zionsville Road

Indianapolis, Indiana 46268

March 21, 2025

LETTER FROM CHAIRMAN

AND CHIEF EXECUTIVE OFFICER

Dear Investor:

On behalf of the Board of Directors (the “Board”), we are pleased to invite you to the Annual Stockholder Meeting of Corteva, Inc. (“Annual Meeting”), which will be held virtually on April 30, 2025 at 8:00 a.m. Eastern Daylight Time. Included with this letter, you will find a notice setting forth the agenda for the Annual Meeting, along with our Proxy Statement discussing these agenda items in more detail and how to participate in the Annual Meeting.

Our Performance

In 2024, our teams delivered solid performance in technology penetration, customer delivery and productivity that allowed us to continue to grow our margins, despite crop protection supply imbalances. Given our strong results for the full year 2024, we returned more than $1.5 billion to stockholders during the year via dividends and share repurchases, while also investing in research and development and early-state disruptive technologies through our Corteva Catalyst platform that will drive long-term value creation for our stockholders in the years to come.

As an agriculture technology company, our innovation on behalf of customers and our commitment to their productivity is the foundation of our ability to deliver long-term value for our stockholders and help sustain the planet by contributing to secure, sustainable food and energy supplies. Our technologically advantaged seed technologies contributed significantly to our margin growth in 2024 with EnlistTM E3 soybeans being the number one soybean technology in the United States. In crop protection our sales of sustainable, differentiated technologies, including RinskorTM and our spinosyns franchise, outpaced our older technologies and we received over 200 registration approvals for our crop protection products spanning over 30 active ingredients. Finally, the execution on our business and operational strategy, as well as ongoing productivity initiatives, continue to allow us to optimize our resource allocation, including returns to stockholders, as well as investment in our research capabilities and disruptive technologies, to drive the long-term value creation for our stockholders and customers.

Your Highly Qualified Board of Directors

Your Board is recommending for election at this year’s Annual Meeting a slate of twelve highly qualified directors. Each of these individuals has been carefully vetted through our board assessment and refreshment processes to assure the right mix of expertise, experience, and perspective to provide the best possible oversight of the Company’s strategic direction. The Board slate proposed is varied in personal attributes, skill, and perspectives, while also being well-experienced in agriculture, chemical manufacturing, innovation, and technology.

Engagement

We believe it is essential to engage with all our stakeholders to assure that a mix of perspectives helps guide our value creation strategy. In 2024, Corteva engaged in constructive dialogue with stockholders representing approximately 40% of our outstanding common stock to hear their perspectives on Corteva’s business and innovation strategy, corporate governance policies, sustainability priorities, human capital management, and compensation practices.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. On behalf of the Board and management, we thank you for your continued investment in Corteva.

Sincerely,

Gregory R. Page Chair of Board	Charles V. Magro Chief Executive Officer and Director

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

At the 2025 Annual Meeting of Stockholders (the “2025 Meeting”), stockholders will vote on the following matters either by proxy or in person:

Date: April 30, 2025 Time: 8:00 a.m. Eastern Daylight Time Location: Virtually at – www.virtualshareholdermeeting.com/CTVA2025

Agenda:

1.
The election of 12 directors. The 12 nominees recommended by the Board of Directors are identified in the Proxy Statement.
2.
Advisory resolution to approve the compensation of the Company’s named executive officers.
3.
Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2025.
4.
Transaction of any other business as may properly come before the 2025 Meeting.

How to Vote

Your vote is important. Whether or not you plan on attending the 2025 Meeting, please vote your shares as soon as possible by internet, telephone or mail.

BY INTERNET Follow the instructions on your enclosed proxy card	BY PHONE Follow the instructions on your enclosed proxy card	BY MAIL Use the postage-paid envelope provided

The Board of Directors of Corteva, Inc. (the “Board”) has set the close of business on March 5, 2025, as the record date for determining stockholders who are entitled to receive notice of the 2025 Meeting and to vote.

Proof of stock ownership is necessary to attend the 2025 Meeting. The 2025 Meeting will be a completely virtual meeting with no physical meeting location. Please see page 3 of the Proxy Statement for more information on attending virtually.

As permitted by U.S. Securities and Exchange Commission (the “SEC”) rules, proxy materials were made available via the internet. Notice regarding the availability of proxy material and instructions on how to access those materials were mailed to certain stockholders of record on or about March 21, 2025 (the “Notice”). These instructions include how to vote online and how to request a paper copy of the proxy materials. This method of notice and access gives the Company the opportunity to deliver proxy materials to stockholders in a lower cost, more environmentally sound manner.

Thank you for your continued support and your interest in Corteva, Inc.

Cornel B. Fuerer

Senior Vice President, Chief Legal & Public Affairs Officer, and Secretary

March 21, 2025

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com

Stockholders may request their proxy materials be delivered to them electronically in 2025 by visiting

www.investordelivery.com

Cautionary Statement About Forward-Looking Statements

This Proxy Statement contains certain estimates and forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and may be identified by their use of words like “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “projects,” “estimates,” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about Corteva’s financial results or outlook; strategy for growth; product development; regulatory approvals; market position; capital allocation strategy; liquidity; sustainability initiatives; the anticipated benefits of acquisitions, restructuring actions, or cost savings initiatives; and the outcome of contingencies, such as litigation and environmental matters, are forward-looking statements.

Forward-looking statements and other estimates are based on certain assumptions and expectations of future events, which may not be accurate or realized, and also involve risks and uncertainties, many of which are beyond Corteva’s control. While the list of factors presented below is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Corteva’s business, results of operations and financial condition. Some of the important factors that could cause Corteva’s actual results to differ materially from those projected in any such forward-looking statements include: (i) failure to obtain or maintain the necessary regulatory approvals for some of the company's products; (ii) failure to successfully develop and commercialize the company's pipeline; (iii) effect of the degree of public understanding and acceptance or perceived public acceptance of the company's biotechnology and other agricultural products; (iv) effect of changes in agricultural and related policies of governments and international organizations; (v) costs of complying with evolving regulatory requirements and the effect of actual or alleged violations of environmental laws or permit requirements; (vi) effect of climate change and unpredictable seasonal and weather factors; (vii) failure to comply with competition and antitrust laws; (viii) effect of competition in the company's industry; (ix) competitor’s establishment of an intermediary platform for distribution of the company's products; (x) risk related to geopolitical and military conflict; (xi) effect of volatility in the company's input costs; (xii) risks related to the company's global operations; (xiii) effect of industrial espionage and other disruptions to the company's supply chain, information technology or network systems; (xiv) risks related to environmental litigation and the indemnification obligations of legacy EIDP liabilities in connection with the separation of Corteva; (xv) impact of the company's dependence on third parties with respect to certain of its raw materials or licenses and commercialization; (xvi) failure of the company's customers to pay their debts to the company, including customer financing programs; (xvii) failure to effectively manage acquisitions, divestitures, alliances, restructurings, cost savings initiatives, and other portfolio actions; (xviii) failure to raise capital through the capital markets or short-term borrowings on terms acceptable to the company; (xix) increases in pension and other post-employment benefit plan funding obligations; (xx) risks related to pandemics or epidemics; (xxi) capital markets sentiment towards sustainability matters; (xxii) the company's intellectual property rights or defense against intellectual property claims asserted by others; (xxiii) effect of counterfeit products; (xxiv) the company's dependence on intellectual property cross-license agreements; and (xxv) other risks related to Corteva’s separation from DowDuPont.

Additionally, there may be other risks and uncertainties that Corteva is unable to currently identify or that Corteva does not currently expect to have a material impact on its business. Where, in any forward-looking statement or other estimate, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of Corteva’s management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Corteva disclaims and does not undertake any obligation to update or revise any forward-looking statement, except as required by applicable law. A detailed discussion of some of the significant risks and uncertainties which may cause results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” of our Annual Report on Form 10-K.

Our Website

No portion of the Company’s website, or the materials contained on it, have been made part of this Proxy Statement or our Annual Report on Form 10-K. Nor are any such portion of the Company’s website, or materials contained on it incorporated herein by reference, unless such incorporation is specifically mentioned herein.

Product Disclosures

Products with TM and ® are trademarks of Corteva Agriscience LLC and its affiliated companies. The transgenic soybean event in Enlist E3® soybeans is jointly developed and owned by Corteva Agriscience LLC and M.S. Technologies, L.L.C.

2025 Annual Meeting of Stockholders

Corteva, Inc.

Corteva 2025 Proxy Statement | i

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

Date and Time April 30, 2025 8:00 a.m. Eastern Daylight Time	Place Virtually at: www.virtualshareholdermeeting.com/ CTVA2025	Record Date March 5, 2025

Meeting Agenda and Voting Recommendations

Agenda Item		Board Recommendation	Page
1:	Election of Directors	FOR all board nominees	18
2:	Advisory Resolution to Approve Executive Compensation	FOR	64
3:	Ratification of the Appointment of the Independent Registered Public Accounting Firm	FOR	65

Corteva 2025 Proxy Statement | ii

PROXY STATEMENT SUMMARY

Corteva’s Background

Corteva is a global pure-play agriculture company that combines industry-leading innovation, high-touch customer engagement and operational execution to profitably deliver solutions for the world’s most pressing agriculture challenges. Corteva generates advantaged market preference through its unique distribution strategy, together with its balanced and globally diverse mix of seed, crop protection, and digital products and services. With some of the most recognized brands in agriculture and a technology pipeline well positioned to drive growth, Corteva is committed to maximizing productivity for farmers, while working with stakeholders throughout the food system as it fulfills its promise to enrich the lives of those who produce and those who consume, by equipping farmers with the superior agricultural technologies. Corteva leverages its competitive advantages to deliver reliable earnings, while taking actions to drive margin expansion and increase operating efficiency. At the same time, Corteva maintains a disciplined approach to capital allocation, balancing its investment in ongoing growth priorities with the return of capital to stockholders.

iii | Corteva 2025 Proxy Statement

PROXY STATEMENT SUMMARY

Director Nominees

You are being asked to vote on the election of 12 directors: Lamberto Andreotti; Klaus A. Engel; David C. Everitt; Janet P. Giesselman; Karen H. Grimes; Michael O. Johanns; Marcos M. Lutz; Charles V. Magro, Nayaki R. Nayyar; Gregory R. Page; Kerry J. Preete; and Patrick J. Ward. All directors are elected annually. Detailed information about the Board nominees’ background, skills, expertise, and personal attributes can be found in Agenda Item 1 (Election of Directors).

Name Age Current Position	Independent	Audit Committee	Governance and Compliance Committee	People and Compensation Committee	Sustainability and Innovation Committee	Other Current Public Boards
(As of the date of this Proxy Statement)
Lamberto Andreotti Age 74 Retired Chair & Chief Executive Officer, Bristol-Myers Squibb						0
Klaus A. Engel, Ph.D. Age 68 Retired Chief Executive Officer, Evonik Industries						0
David C. Everitt Age 72 Retired Agricultural & Turf Division President, Deere & Company						3
Janet P. Giesselman Age 70 Retired President and General Manager, Dow Oil & Gas						2
Karen H. Grimes Age 68 Retired Senior Managing Director & Partner, Wellington Management						2
Michael O. Johanns Age 74 Retired U.S. Senator and U.S. Secretary of Agriculture						1
Marcos M. Lutz Age 55 Chief Executive Officer, Ultrapar Participações S.A.						1
Charles V. Magro Age 55 Chief Executive Officer, Corteva, Inc.						1
Nayaki R. Nayyar Age 54 Chief Executive Officer, Siteimprove A/S						1
Gregory R. Page Age 73 Retired Chair & Chief Executive Officer, Cargill, Incorporated						3
Kerry J. Preete Age 64 Retired Executive VP & Chief Strategy Officer, Monsanto Company						1
Patrick J. Ward Age 61 Retired Chief Financial Officer, Cummins Inc.						1

C = Chair

Corteva 2025 Proxy Statement | iv

PROXY STATEMENT SUMMARY

The table below sets forth key metrics and attributes regarding our director nominee slate.

Gender Diversity	Ethnic/Racial Diversity	Non-U.S. Born

92% Independent	5 years Average Tenure	66 years Average Age

11 of 12 Director nominees are independent
Independent Board committees

Corporate Governance Best Practices

As part of Corteva’s commitment to high ethical standards, the Board follows sound governance practices. These practices, which are summarized below, are described in more detail beginning on page 4 of the Proxy Statement and on the Company’s website at https://investors.corteva.com.

Annual Board elections
Director elections by a majority of votes cast
Directors not elected by a majority of votes cast are subject to the Company’s resignation policy
Independent Director executive sessions
Annual Board, committee, and individual director evaluations
Director orientation and education
Non-employee directors are required to hold equity compensation until minimum stock ownership guideline is met
Non-employee director stock ownership requirement of 5 times their annual cash retainer within 5 years
Executives and directors prohibited from hedging or pledging Company stock
Stockholder right to call special meetings (25% ownership threshold)
No super-majority stockholder voting requirements
Eligible stockholders are able to nominate directors through proxy access

v | Corteva 2025 Proxy Statement

PROXY STATEMENT SUMMARY

The following summarizes key governance characteristics related to the executive compensation programs in which the named executive officers participate:

KEY EXECUTIVE COMPENSATION PRACTICES
Performance metrics to align pay with performance with a structure designed to discourage excessive risk-taking
Balanced short-term and long-term incentives using multiple performance metrics, which balance achieving near-term targets with investing for sustainable long-term growth through innovation
Rigorous stock ownership and retention requirements for our named executive officers
Significant focus on performance-based pay
A comprehensive compensation clawback policy
An independent compensation consultant to review and advise on executive compensation
Tally sheets to monitor executive compensation
Regular reviews of the People and Compensation Committee charter to ensure independence and adherence to best practices and priorities
Regular reviews of our peer group with the People and Compensation Committee to ensure appropriate benchmarking of our compensation programs
Annual say-on-pay votes
A sustainability modifier in our short-term incentive plan to hold executives accountable for incremental progress toward the Company’s sustainability objectives
Regular engagement with our investors on the Company’s strategy, governance, and compensation programs
No single-trigger change in control agreements
Prohibition on hedging and pledging of Corteva securities by our executives and directors
Prohibition on option repricing, reloads, exchanges or options granted below market value
No tax gross-ups on benefits and perquisites (except for limited mobility benefits)
No dividends paid on unvested or unearned performance share units

Corteva 2025 Proxy Statement | vi

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER

MEETING TO BE HELD ON APRIL 30, 2025

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com

Stockholders may request their proxy materials be delivered to them electronically in 2025 by visiting www.investordelivery.com

VOTING AND ATTENDANCE PROCEDURES

In this Proxy Statement and the accompanying proxy material, including a proxy card, you will find information on the Board, the Board’s nominees for election to the Board, and two other agenda items to be voted upon at the 2025 Meeting and any adjournment or postponement of the 2025 Meeting. The background information in this Proxy Statement has been supplied to you at the request of the Board to help you decide how to vote and to provide information on the Company’s corporate governance and compensation practices. This Proxy Statement and the accompanying proxy card and other materials are first being distributed to stockholders on or about March 21, 2025.

Vote Your Shares in Advance

You may vote your shares by internet, telephone, or signing and returning the enclosed proxy or other voting instruction form. Your shares will be voted only if the proxy or voting instruction form is properly executed and received before the polls are closed at the 2025 Meeting. Except as provided below with respect to shares held in employee savings plans, if no specific instructions are given by you when you execute your voting instruction form, as explained on the form, your shares will be voted as recommended by the Board.

Changing Your Vote

You may change or revoke your proxy or voting instructions at any time before their use at the 2025 Meeting by (a) submitting another proxy or voting form on a later date, or (b) attending and voting at the 2025 Meeting. Your attendance at the 2025 Meeting will not automatically revoke your proxy unless you vote again at the 2025 Meeting. Be sure to submit votes for each separate account in which you hold Corteva common stock.

Recommendations of the Board

The Board recommends that you vote your shares on your proxy card or voting instruction form as follows:

•
FOR ALL of the directors nominated by the Board;
•
FOR the approval, on a non-binding advisory basis, of the compensation paid to Corteva’s named executive officers; and
•
FOR the ratification of PwC as Corteva’s independent registered public accountants for fiscal year 2025.

Confidential Voting

The Company maintains vote confidentiality. Proxies and ballots of all stockholders are kept confidential from the Company’s management and Board unless disclosure is required by law and in other limited circumstances. Our policy further provides that employees may confidentially vote their shares of Company stock held by employee savings plans, and we have appointed an independent tabulator and Inspectors of Election for the 2025 Meeting.

Dividend Reinvestment Plan Shares and Employee Savings Plan Shares

If you are enrolled in the direct stock purchase plan and the dividend reinvestment plan administered by Computershare Trust Company, N.A. (“Computershare”), the Corteva common stock owned on the record date by you directly in registered form, plus all shares of common stock held for you at Computershare, will appear together on a single proxy voting form. If no instructions are provided by you on an executed proxy voting form, your shares at Computershare will be voted as recommended by the Board.

Corteva 2025 Proxy Statement | 1

VOTING AND ATTENDANCE PROCEDURES

Participants in various employee savings plans will receive a voting instruction form. Your executed form will provide voting instructions to the respective plan trustee. If no instructions are provided, the plan trustees and/or administrators for the relevant employee savings plan will vote the shares according to the provisions of the relevant employee savings plan. To allow sufficient time for voting, your voting instructions must be received by 11:59 p.m. Eastern Daylight Time (“EDT”) on April 27, 2025. You may not vote your shares held in an employee savings plan in person at the 2025 Meeting.

Shares Outstanding and Quorum

At the close of business on the record date, March 5, 2025, there were 683,014,582 shares of Corteva, Inc. common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. The holders of at least 50% of the issued and outstanding shares of common stock entitled to vote that are present in person or represented by proxy constitute a quorum for the transaction of business at the 2025 Meeting.

Votes Required

For Agenda Item 1 (Election of Directors), each nominee must receive the affirmative vote of a majority of votes cast with respect to each director nominee will be required for the nominee to be elected. A majority of votes cast means that each nominee must receive more FOR votes than AGAINST votes in order to be elected. For Agenda Item 2 (Advisory Resolution to Approve Executive Compensation) and Agenda Item 3 (Ratification of the Appointment of the Independent Registered Public Accounting Firm), each proposal must receive the affirmative vote of a majority of votes cast (more FOR votes than AGAINST votes) with respect to such proposal in order to be approved. Abstentions will be included in determining the presence of a quorum at the 2025 Meeting. Abstentions and broker non-votes will not count as votes cast and will not affect the outcome of the vote for the proposals set forth in Agenda Items 1, 2 or 3.

Broker Non-Votes

A broker non-vote occurs when brokers, banks, or other nominees holding shares for a beneficial owner have discretionary authority to vote on “routine” matters brought before a stockholder meeting, but the beneficial owner of the shares fails to provide the broker, bank, or other nominee with specific instructions on how to vote any “non-routine” matters brought to a vote at the stockholders meeting.

Under the rules of the New York Stock Exchange, brokers, banks, and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is Agenda Item 3 (Ratification of the Appointment of the Independent Registered Public Accounting Firm). A broker, bank, or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. “Non-routine” matters include the election of directors, and the approval, on a non-binding advisory basis, of the compensation paid to Corteva’s named executive officers.

Consequently, if you receive proxy materials only from Corteva and you do not submit any voting instructions to your broker, bank, or other nominee, your broker, bank, or other nominee may exercise its discretion to vote your shares on the proposal to ratify the appointment of PwC. If your shares are voted on this proposal as directed by your broker, bank, or other nominee, your shares will constitute broker non-votes on each of the other proposals. Broker non-votes will count for purposes of determining whether a quorum exists, but will not be counted as votes cast with respect to such proposals.

A list of stockholders of record entitled to vote shall be open to any stockholder for any purpose relevant to the 2025 Meeting for ten days before the 2025 Meeting, during normal business hours, at the Office of the Corporate Secretary.

How Votes Are Counted

If you submit a validly executed proxy card or voting instruction form but do not specify how you want to vote your shares with respect to a particular proposal, then your shares will be voted in line with the Board’s recommendations with respect to any such proposal, i.e., (i) FOR the election of the Board’s 12 director nominees; (ii) FOR the non-binding advisory resolution approving the compensation paid to Corteva’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K,

2 | Corteva 2025 Proxy Statement

VOTING AND ATTENDANCE PROCEDURES

including the Compensation Discussion and Analysis, compensation tables and narrative discussion; and (iii) FOR the ratification of the appointment of PwC as Corteva’s independent public accounting firm for fiscal year 2025. If you submit a proxy card marked “abstain” on any item, your shares will not be voted on that item so marked and your vote will not be included in determining the number of votes cast on that matter.

If your shares are held of record by a bank, broker, or other nominee, Corteva urges you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting at the 2025 Meeting.

As of the date of this Proxy Statement, the Board knows of no business other than that set forth above to be transacted at the 2025 Meeting, but if other matters requiring a vote do arise, it is the intention of the persons named in the proxy card to whom you are granting your proxy to vote in accordance with their good faith business judgment as to what is in the best interests of Corteva on such matters.

Proxy Solicitation on Behalf of the Board

Corteva is soliciting proxies to provide an opportunity for all stockholders to vote, whether or not the stockholders are able to attend the 2025 Meeting or an adjournment or postponement thereof. Directors, officers and employees may solicit proxies on behalf of the Company’s Board in person, by mail, by telephone or by electronic communication. The proxy representatives of the Board will not be specially compensated for their services in this regard. Corteva will reimburse brokers and other nominees for their expenses in forwarding proxy solicitation materials to holders.

Attending the 2025 Meeting

Our 2025 Meeting will be a completely virtual meeting with no physical meeting location. The meeting will only be conducted via live webcast. We believe this format will allow for greater participation of our stockholders generally, and reduced expense to the Company and the environment. Conducting a virtual meeting will also allow stockholders who are unable to travel, whether due to cost, disability, or other personal or business constraint, to partake in the meeting.

Attendance at the 2025 Meeting or any adjournment or postponement thereof will be limited to stockholders of the Company as of the close of business on the record date and invited guests of the Company. To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/CTVA2025 and enter the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the voting instructions that accompanied your proxy materials.

We are committed to ensuring our stockholders have the same rights and opportunities to participate in the 2025 Meeting as if it been held in a physical location.

Stockholders may log into www.proxyvote.com if they want to submit questions in advance of the meeting. Pre-meeting questions will be cut-off at 11:59 p.m. EDT on April 25, 2025 to provide the Company time to respond and post both the questions and responses at the 2025 Meeting.

The 2025 Meeting will begin promptly at 8:00 a.m. EDT on April 30, 2025 and stockholders will have another opportunity to ask questions during the meeting. If you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/CTVA2025, type your question into the “Ask a Question” field, and click “Submit.”

Questions pertinent to meeting matters will be answered in connection with the 2025 Meeting, subject to reasonable time constraints. Questions regarding personal matters, including those related to employment or product or service issues, are not pertinent to meeting matters and therefore will not be answered. The Rules of Conduct for the 2025 Meeting will be available on the meeting platform, as well as Corteva’s investor relations website, https://investors.corteva.com. Questions answered in connection with the 2025 Meeting will also be posted to the Company’s investor relations website following the conclusion of the 2025 Meeting.

Corteva 2025 Proxy Statement | 3

VOTING AND ATTENDANCE PROCEDURES

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page. Technical support will be available starting at 7:45 a.m. EDT on April 30, 2025 and through the conclusion of the 2025 Meeting.

Other Matters

The Board does not intend to present any business at the 2025 Meeting that is not described in this Proxy Statement. The enclosed proxy or other voting instruction form confers upon the designated persons the discretion to vote the shares represented in accordance with their best judgment. Such discretionary authority extends to any other properly presented matter. The Board is not aware of any other matter that may properly be presented for action at the 2025 Meeting.

4 | Corteva 2025 Proxy Statement

CORPORATE GOVERNANCE

Strong corporate governance supports our core values, and, as a result, Corteva is committed to applying sound corporate governance practices, which align with the interests of our stockholders and ensure the highest levels of integrity in the operation of our Board. Within this section, you will find information about our Board and corporate governance policies and practices.

BOARD OF DIRECTORS

Nomination Process. All candidates for Board membership are evaluated by the Governance and Compliance Committee. In evaluating candidates, including existing Board members, the Governance and Compliance Committee considers an individual candidate’s personal and professional responsibilities and experiences, the then-current composition of the Board, and the challenges and needs of the Company in an effort to ensure that the Board, at any time, is comprised of an intellectually diverse group of members who, individually and collectively, best serve the needs of the Company and its stockholders. The Governance and Compliance Committee may also consider recommendations from leading, global third-party search firms, whose function is to assist in identifying qualified candidates and to validate the background and reputation of any potential candidates. In general, and in giving due consideration to the composition of the Board at the time a candidate is being considered, the Governance and Compliance Committee considers each potential nominee’s:

•
integrity and demonstrated high ethical standards;
•
experience with business administration processes and principles;
•
ability to express opinions, raise difficult questions, and make informed, independent judgments;
•
knowledge, experience, and skills in one or more specialty areas (such as agriculture or chemical industry, regulatory or governmental affairs, accounting or finance, regulatory or governmental affairs, product development, technology, global operations, or corporate strategy, among others);
•
ability to devote sufficient time to prepare for and attend Board meetings;
•
willingness and ability to work with other members of the Board in an open and constructive manner;
•
ability to communicate clearly and persuasively; and
•
diversity with respect to other characteristics, which may include professional and leadership experience, specialized education and skills, and personal attributes.

Inclusion. The Board is committed to inclusion and supportive of board candidates from underrepresented communities and socioeconomic backgrounds. We have taken steps to attract and retain Board candidates representative of the Company’s global operations and diverse backgrounds, including with respect to skills, education, professional experience, personal attributes, gender, ethnicity, race, nationality, and age. When selecting Board candidates, the Board is focused on the individual's experience in the context of the needs of the Board in the pool of potential candidates under consideration, while balancing the need to identify candidates for nomination that add to, or otherwise complement, the skills and qualifications of its existing members through regular refreshment of our Board. During any Board refreshment process, we are mindful that we want the best talent for our Board and that our Board aspires to be representative of the communities and geographies in which we operate globally.

Stockholder Nomination Process. Stockholders who wish to submit names to be considered by the Governance and Compliance Committee for nomination for election to the Board of Directors may do so by contacting us through the Corporate Secretary Office, Corteva, Inc., 974 Centre Road, Building 735, Wilmington, Delaware 19805 and should submit the following information:

•
the name and record address of the stockholder of record making such nomination and any other person on whose behalf the nomination is being made, and of the person or persons to be nominated,
•
the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder or such other person,
•
a description of all arrangements or understandings between such stockholder and any such other person or persons or any nominee or nominees in connection with the nomination by such stockholder,

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CORPORATE GOVERNANCE

•
such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to SEC rules, had the nominee been nominated or intended to be nominated by the Board of Directors, and shall include a consent signed by each such nominee to be named in the proxy statement for the annual meeting as a nominee and to serve as a director of the Company if so elected,
•
a representation that such stockholder intends to appear in person or by proxy at the annual meeting to make such nomination,
•
a duly executed representation that, if elected as a director of the Company, the proposed nominee shall comply with the Company’s Codes of Conduct and Corporate Governance Guidelines in all respects, share ownership and trading policies and guidelines and any other Company policies and guidelines applicable to directors, as well as any applicable law, rule, or regulation or listing requirement, and
•
a completed and duly executed written questionnaire with respect to the background of the nominating stockholder and any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Corporate Secretary upon written request).

Stockholders wishing to nominate a director should follow the specific procedures set forth in the Company’s Bylaws.

CORPORATE GOVERNANCE POLICIES

Director Independence. The Board has made the determination that all director nominees standing for election, except Mr. Magro, are independent according to applicable SEC rules and regulations, and the New York Stock Exchange listing standards. It is the policy of the Board that every member of the Audit, People and Compensation, and Governance and Compliance Committees should be an independent director. The charters of each of these committees and the Board's Corporate Governance Guidelines are available free of charge on the “Governance” section of the Company’s website at https://investors.corteva.com or upon written request to Corteva, Inc., 974 Centre Road, Building 735, Wilmington, Delaware 19805, Attention: Corporate Secretary Office. Changes to any committee charter or the Corporate Governance Guidelines will be reflected on the Company’s website.

Board Leadership Structure. Mr. Page is an independent director and currently serves as Chair of the Board. Our Corporate Governance Guidelines require the appointment of an independent Lead Director if our Chair is not independent. The term of any such Lead Director would be expected to be at least one year. We believe having an independent chair (or independent Lead Director, in an independent chair’s absence) focused on risk oversight, best positions our CEO to focus on strategic execution.

Risk Oversight. Risk is inherent in every material business activity that we undertake. Our business exposes us to strategic, regulatory, market, financial compliance, operational, and reputational risks. We utilize an enterprise risk management program to identify Corteva’s most significant risks and then prioritize our risk mitigation activities and resources around these risks. To support our corporate goals and objectives, risk appetite, and business and risk mitigation strategies, we maintain a governance structure that delineates the responsibilities for risk management activities, and the governance and oversight of those activities, between management and our Board.

Our enterprise risk management program is managed by the Company’s risk director, who supports the Company’s management in setting the Company’s risk appetite and in the identification and prioritization of Company risks and risk mitigation activities. The risk director reports to the Company’s Vice President, Chief Risk and Compliance Officer, who in turn reports to our Senior Vice President, Chief Legal and Public Affairs Officer. The Governance and Compliance Committee retains oversight of the enterprise risk management program and makes recommendations for delegations of the oversight of certain risks to the Board’s committees. In addition to management providing the Board directly and through its committees regular enterprise risk management program updates through the year, the Vice President, Chief Risk and Compliance Officer has regularly scheduled executive sessions with the Governance and Compliance Committee.

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CORPORATE GOVERNANCE

The Board is committed to strong, independent oversight of management and risk through a governance structure that includes our Board committees. Under our structure, it is management’s responsibility to manage risk and identify risks that are significant to the Company. The Board has oversight responsibility for the process established to report and monitor the most significant risks applicable to the Company. The Board administers its risk oversight role directly and through its committee structure and the committees- provide regular reports to the full Board at Board meetings. Additionally, the materials for each Board committee are made available to all directors. The Board divides its risk oversight responsibilities between itself and its committees by having each review or assess key issues or areas of responsibility as follows:

Board of Directors	Audit Committee	People and Compensation Committee	Governance and Compliance Committee	Sustainability and Innovation Committee
•
Strategic, financial, and execution risks and exposures associated with our annual and multi-year business plans and capital allocation strategy
•
Acquisitions and divestitures
•
Major litigation, investigations, and other matters that present material risk to our operations, plans, prospects, or reputation
•
Business continuity
•
Sustainability reporting

•
Risks associated with financial accounting matters, including financial reporting, accounting, disclosure, and internal controls over financial reporting
•
Supervision and selection of our external and internal auditors
•
The Company's capital structure and use of hedging and derivatives
•
Cybersecurity and ransomware risks
• Risks related to the design of our executive compensation programs, plans, and arrangements • Succession planning and human capital management • Inclusion strategies and employee engagement
•
Governance structures and processes
•
Director succession planning
•
Compliance and ethics programs
•
Enterprise risk management program
•
Public policy matters and political giving
•
Environmental, health, and safety risk management programs
• Innovation pipeline and research and development practices • Sustainability strategy, and product safety • Climate change and biodiversity strategies and targets

Meetings. During 2024, the Board met eight times. The Board’s standing committees met the number of times shown below:

Committee	Number of Meetings
Audit	10
People and Compensation	7
Governance and Compliance	5
Sustainability and Innovation	5

Our Corporate Governance Guidelines provide an expectation that the members of our Board of Directors attend all meetings of the Board and committees of which they are a member, along with attending our annual meeting of stockholders. In 2024, all directors attended more than 75% of the aggregate of the total number of Board meetings and meetings of the Committees on which the director served. All directors attended the Company’s 2024 Annual Meeting of Stockholders.

Limits on Other Directorships. Pursuant to our Corporate Governance Guidelines, directors who are employed as an executive officer of another public company may only serve on a total of two public company boards, including the board of the company with which he or she is employed. Additionally, directors, who are not current executive officers of a public company, may serve on a maximum of four public company boards, including our Board.

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CORPORATE GOVERNANCE

Our current outside directorship limits are set at a level that allow the Company to compete for board talent with the appropriate levels of expertise and experience needed to provide effective oversight for our industry. Because the agriculture industry is consolidated, ensuring sufficient agriculture executive experience and expertise for our Board can be challenging. Our directors with the highest number of directorships are Messrs. Page and Everitt. Mr. Page, our Chair, and Mr. Everitt each serve on three other public company boards.. Both Messrs. Page and Everitt have over 35 years of global executive experience in the agricultural industry, along with experience as directors of agricultural companies, which is important to Corteva as a standalone agricultural company with a recently refreshed management team. See Agenda Item 1 (Election of Directors) for more information on their specific skills, expertise and experience. Both Messrs. Page and Everitt are retired and had solid levels of stockholder support last year, as well as strong aggregate Board and Committee attendance of approximately 96% and 90%, respectively, in 2024. Additionally, Mr. Everitt has announced his intent to retire from the Enviri Corporation board of directors effective in April 2025.

Board Refreshment. As part of the Company’s Board refreshment process, our Certificate of Incorporation provides that all directors stand for election at each annual meeting of stockholders. Our Corporate Governance Guidelines provide that no director may stand for reelection to the Board after reaching age 75. The Board may in unusual circumstances and for a limited period of time ask a director to stand for reelection after the prescribed retirement date.

On February 13, 2025, Rebecca Liebert, Ph.D. retired from our Board to pursue other professional opportunities. Additionally, consistent with our mandatory retirement policy, Messrs. Andreotti and Johanns are expected to retire at the conclusion of the Company’s next annual meeting in 2026. With these retirements in 2026, the Board expects to close Board seats and reach a Board in size and gender composition more consistent with stockholder expectations and norms for other S&P 500 indexed companies.

Committee Refreshment. The Governance and Compliance Committee evaluates its Committee composition and Committee chairs for potential changes annually. The Board typically expects to rotate its Committee chairs every 5 years, with the incoming Committee chair serving on such committee for a minimum of one year prior to his or her appointment. The outgoing Committee chair is expected to serve on such Committee for a minimum of an additional year to ensure an orderly transition. Under the Company's Corporate Governance Guidelines, while the Board is expected to generally follow the principles above, the Board also may take into account Company facts and circumstances, and any other factors the Board believes are appropriate, to determine the appropriate rotation of Committee chairs and to select the individuals best-suited to serve in these roles.

Board Annual Performance Reviews. Under the Company’s Corporate Governance Guidelines, the Board annually conducts a self-evaluation of the Board’s performance as a whole. In addition, the Board annually evaluates individual director performance and effectiveness, with a minimum of one-third of the directors being evaluated each year on a staggered basis. The performance and effectiveness of each standing committee of the Board is also evaluated on an annual basis in accordance with their respective written charter. At least every three years, an evaluation of the Board’s performance and effectiveness will be conducted by an independent, third party overseen by the Governance and Compliance Committee. This may be conducted in substitute of, or separate from, an internally administered annual self-evaluation of the Board’s performance.

8 | Corteva 2025 Proxy Statement

CORPORATE GOVERNANCE

EVALUATION PROCESS REVIEW	WRITTEN QUESTIONNAIRES	EVALUATIONS AND WRITTEN REPORTS	REVIEW RESULTS	ACT ON RESULTS
Governance and Compliance Committee reviews the design and format of the annual Board, committee, and director evaluation process.	Directors complete written questionnaires to assess the Board and each committee. The independent board chair or another facilitator conducts one-on-one interviews with each director.	Responses are evaluated and written reports with the assessment results and comments without attribution to individual directors are prepared for the Board and each committee.

The chair of the Governance and Compliance Committee review the board assessment results with the full Board and individual director assessments with the individual directors. The chair of each committee reviews its assessment with the respective committee.

Results of assessment reviews inform changes to policies, practices, and procedures; future Board and committee agendas; and Board refreshment and committee rotation decisions.

Our Board, Committee, and individual director evaluations are collectively designed to solicit input and perspective on various topics, including:

•
Board structure, size, and composition, including director skills, diversity, and experience, and the need for Board refreshment
•
Committee structure and allocation of responsibilities
•
Conduct of meetings, including cadence, length, and opportunity for director input and meaningful discussion
•
Materials and information, including quality, timeliness, and relevance
•
Future agenda topics and priorities for the Board and each committee

•
Director orientation and education
•
Director performance, including attendance, preparation, and participation
•
Access to management and internal and external experts, resources, and support
•
Committee process, member and chair performance, and management support
•
Performance of the Board chair, including communication, relationship with management, availability, focus on appropriate issues, and inclusiveness

Stock Ownership Policy for Non-Employee Directors. The Company’s Corporate Governance Guidelines provide stock ownership guidelines, which require non-employee directors to own within five years from their respective appointment date, five (5) times their annual cash retainer in equity of the Company. Each non-employee director is also required to hold all equity-based compensation until the director meets the stock ownership guideline. For more information about the stock ownership policy for executive officers, please see the “Compensation Discussion and Analysis” section of this Proxy Statement.

Executive Sessions. Pursuant to our Corporate Governance Guidelines, the independent directors meet in regularly scheduled executive sessions. The Chair presides over these meetings and generally occur with each regularly scheduled meeting of the Board.

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CORPORATE GOVERNANCE

Code of Conduct. We have adopted a written Code of Conduct for directors as well as a Code of Conduct applicable to all officers and employees. Additionally, we maintain a written Code of Financial Ethics, applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, and all employees performing similar functions. These policies are designed to maintain the integrity of our business, as well as the accuracy of our financial reporting. These codes cover, among other things, professional conduct, conflicts of interest, accurate recordkeeping and reporting, public communications, and the protection of confidential information, as well as adherence to laws and regulations applicable to the conduct of our business. Copies of these documents are available free of charge on the “Governance” section of the Company’s website at https://investors.corteva.com or otherwise upon written request addressed to Corteva, Inc., 974 Centre Road, Building 735, Wilmington, Delaware, 19805, Attention: Investor Relations.

Director Continuing Education. Pursuant to our Corporate Governance Guidelines, the Company provides new directors with an orientation to become familiar with the Company and its strategic plans and businesses, significant financial matters, core values, including ethics, compliance programs, corporate governance practices, and other key policies and practices, through a review of background materials, meetings with senior executives, and visits to Company facilities. When orientations are held, all directors are invited to take part. The Governance and Compliance Committee regularly evaluates and identifies opportunities to provide directors with ongoing education, including visits to Corteva operations, facilities, and business partners across the globe. In addition to direct education, management provides regular business updates and other ad hoc communications to our Board to keep them abreast of matters relevant to our business and industry.

Communications with the Board. Stockholders and other interested parties may communicate directly with the Board, the non-management directors or the independent directors as a group, or specified individual directors, by writing to such individual or group c/o Corporate Secretary Office, Corteva, Inc., 974 Centre Road, Building 735, Wilmington, Delaware 19805. The Corporate Secretary will forward such communications to the relevant group or individual at or prior to the next meeting of the Board. The Board has instructed our Corporate Secretary to review the correspondence prior to forwarding it, and in his discretion, not to forward certain items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In these cases, the Corporate Secretary may forward some of the correspondence elsewhere in the Company for review and possible response.

BOARD COMMITTEES

Committees perform many important functions on behalf of the Board. The responsibilities of each committee are stated in their respective committee charters, which are available on the Company’s website, https://investors.corteva.com under “Governance”.

The Board, upon the recommendation of the Governance and Compliance Committee, elects members to each committee and has the authority to change committee chairs, memberships, and the responsibilities of any committee as set forth in the Bylaws.

The Board currently has four standing committees: (i) Audit Committee; (ii) Governance and Compliance Committee; (iii) People and Compensation Committee; and (iv) Sustainability and Innovation Committee. All members of the Committees are independent under the Board’s Corporate Governance Guidelines and applicable New York Stock Exchange Rules. The Board has determined that Messrs. Page and Ward, along with Ms. Grimes are each “audit committee financial experts” within the meanings of the applicable SEC Rules.

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CORPORATE GOVERNANCE

A brief description of the current composition and responsibilities of each committee are as follows:

AUDIT COMMITTEE				Number of Meetings in 2024: 10

Patrick J. Ward (Chair)	Karen H. Grimes	Michael O. Johanns	Nayaki R. Nayyar	Gregory R. Page

KEY RESPONSIBILITIES:

•
Selects, engages, and replaces, as appropriate, the Company’s independent registered public accounting firm to audit the Company’s Consolidated Financial Statements and internal control over financial reporting.
•
Reviews and approves the Audit Committee Pre-Approval Policy of audit and non-audit services provided by the Company’s independent registered public accounting firm.
•
Provides oversight on the external reporting process and the adequacy of the Company’s internal controls.
•
Reviews effectiveness of the Company’s systems, procedures, and programs designed to promote and monitor compliance with applicable laws and regulations and receives prompt reports on any compliance matter that could adversely impact the Company’s external reporting process or adequacy of internal controls.
•
Reviews the scope of the audit activities of the independent registered public accounting firm and the Company’s internal auditors and evaluates the performance of both.
•
Reviews services provided by the Company’s independent registered public accounting firm and other disclosed relationships as they bear on the independence of the Company’s independent registered public accounting firm.
•
Establishes procedures for the receipt, retention, and resolution of complaints regarding accounting, internal controls, or auditing matters.
•
Reviews and approves the Company’s internal audit plan.
•
Reviews several times a year the Company’s cybersecurity risks and mitigation activities.

Governance and Compliance Committee					Number of Meetings in 2024: 5

Janet P. Giesselman	Klaus A. Engel	David C. Everitt	Michael O. Johanns	Nayaki R. Nayyar	Gregory R. Page
(Chair)

KEY RESPONSIBILITIES:

•
Develops and recommends to the Board a set of corporate governance guidelines for the Company.

Corteva 2025 Proxy Statement | 11

CORPORATE GOVERNANCE

•
Establishes the process for identifying and evaluating director nominees, determines the qualifications, qualities, skills, and other expertise required to be a director, and recommends to the Board nominees for election to the Board.
•
Oversees the annual assessment of the Board, its committees, and the individual directors.
•
Oversees the Company’s corporate governance practices, including reviewing and recommending to the Board for approval any changes to the Company’s Code of Conduct and Code of Financial Ethics, Certificate of Incorporation, Bylaws and Committee charters.
•
Oversees the Company’s ethics and compliance programs, including compliance with the Company’s Code of Conduct and Code of Financial Ethics.
•
Reviews and monitors the Company’s enterprise risk management program.
•
Reviews the Company’s public policy positions, strategy regarding political engagement, and public reputation management.
•
Oversees and advises the Board on the Company’s environment, health, safety, and security (“EHS&S”) risk management programs.

People and Compensation Committee					Number of Meetings in 2024: 7

Lamberto Andreotti (Chair)	Karen H. Grimes	Marcos M. Lutz	Kerry J. Preete	Patrick J. Ward

KEY RESPONSIBILITIES:

•
Assesses current and future senior leadership talent for Company officers.
•
Assists the Board in the CEO succession planning process.
•
Reviews and approves the Company’s programs for executive development, performance, and skills evaluations.
•
Evaluates the Company’s progress on inclusions, diversity and equity initiatives and aspirations no less than annually.
•
Reviews and approves the goals and objectives relevant to the CEO’s compensation, oversees the performance evaluation of the CEO based on such goals and objectives, and, together with the other independent members of the Board of Directors, determines and approves the CEO’s compensation based on this evaluation.
•
Determines the compensation and employment arrangements of the Company’s executive officers other than the CEO.
•
Evaluates the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, including strategies that could mitigate any such risk.
•
Works with management to develop the Compensation Discussion and Analysis and other compensation disclosures for inclusion in the Company’s SEC filings.
•
Evaluates the voting results from say-on-pay or other compensation stockholder proposals.
•
Recommends non-employee directors’ compensation to the Board of Directors.
•
Retains any compensation consultants that the Committee, in its sole discretion, deems appropriate to fulfill its duties and responsibilities; the Committee sets the compensation and oversees the work of the consultants, including approval of an applicable executive compensation peer group.

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CORPORATE GOVERNANCE

Sustainability and Innovation Committee (“S&I”)					Number of Meetings in 2024: 5

Klaus A. Engel (Chair)	Lamberto Andreotti	David C. Everitt	Janet P. Giesselman	Marcos M. Lutz	Kerry J. Preete

KEY RESPONSIBILITIES:

•
Oversees and assesses all aspects of the Company’s science and technology capabilities in all phases of its activities in relation to its strategies and plans, including the development of key technologies and major science-driven innovation initiatives essential to the long-term success of the Company.
•
Makes recommendations to the Board and the management of the Company to continually enhance the Company’s science and technology capabilities, including reviewing the Company’s external science and technology alliances and licensing arrangements.
•
Assesses the effectiveness of, and advises the Board on, corporate responsibility programs and initiatives, and sustainability policies and programs and matters impacting the Company’s public reputation.
•
Monitors climate change and biodiversity risks, plans, and targets, and reviews the progress against such targets no less than annually.
•
Reviews and provides input to management regarding the management of current and emerging sustainability trends and reports periodically to the Board on sustainability matters affecting the Company.

2024 Committee Membership

All of our standing committees consist entirely of independent directors. Therefore, Mr. Magro does not serve as a member of any of our standing committees. A list of the independent directors and their respective committee memberships during 2024 is set forth below. Ms. Giesselman became the Governance and Compliance Committee chair effective February 20, 2024.

In connection with Dr. Liebert’s retirement, Mr. Engel became the Chair of the Sustainability and Innovation Committee effective March 1, 2025. At that time, Mr. Johanns replaced Mr. Engel on the Audit Committee.

2024 Committee Membership
3
Director	Audit	Governance and Compliance	People and Compensation	S&I
Lamberto Andreotti
Klaus A. Engel
David C. Everitt
Janet P. Giesselman
Karen H. Grimes
Michael O. Johanns
Rebecca B. Liebert
Marcos M. Lutz
Nayaki R. Nayyar
Gregory R. Page
Kerry J. Preete
Patrick J. Ward

C = Chair

Corteva 2025 Proxy Statement | 13

RELATED PERSON TRANSACTIONS

OUR POLICIES

The Board adopted written policies and procedures relating to the approval or ratification of each “Related Person Transaction.” Under the policies and procedures, the Governance and Compliance Committee (or any other committee comprised of independent directors designated by the Board) reviews the relevant facts of all proposed Related Person Transactions and either approves, disapproves, or ratifies the entry into a particular Related Person Transaction, by taking into account, among other factors it deems appropriate:

(i)
the commercial reasonableness of the transaction;
(ii)
the materiality of the Related Person’s direct or indirect interest in the transaction;
(iii)
whether the transaction may involve a conflict of interest, or the appearance of one;
(iv)
whether the transaction was in the ordinary course of business; and
(v)
the impact of the transaction on the Related Person’s independence under our Corporate Governance Guidelines and applicable regulatory and listing standards.

No Director may participate in any discussion or approval of a Related Person Transaction for which he/she or any of his/her immediate family members is the Related Person. Related Person Transactions are approved or ratified only if they are determined to be in the best interests of Corteva and its stockholders.

If a Related Person Transaction that has not been previously approved or previously ratified is discovered, the Related Person Transaction will be presented to the Governance and Compliance Committee for ratification. If the Governance and Compliance Committee does not ratify the Related Person Transaction, then the Company either ensures all appropriate disclosures regarding the transaction are made or, if appropriate, takes all reasonable actions to attempt to terminate the Company’s participation in the transaction.

Under Corteva’s policies and procedures, a “Related Person Transaction” is generally any financial transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships in which:

(i)
Corteva (and/or its subsidiaries) was, is, or will be a participant;
(ii)
the aggregate amount involved exceeds $120,000 in any fiscal year; and
(iii)
any Related Person had, has, or will have a direct or indirect material interest.

A “Related Person” is generally any person who is, or at any time since the beginning of Corteva’s last fiscal year was:

(i)
a director or an executive officer of Corteva or a nominee to become a director of Corteva;
(ii)
any person who is known to be the beneficial owner of more than 5% of any class of Corteva’s outstanding common stock; or
(iii)
any immediate family member of any of the persons mentioned above.

14 | Corteva 2025 Proxy Statement

CORPORATE RESPONSIBILITY AND VALUES

OVERVIEW

Corteva believes that it is our responsibility to create a sustainable business for our stockholders, as well as for farmers so they can deliver on the word’s needs for food, energy and clothing. While our world population is growing, our agricultural resources are not. Therefore, Corteva is focused on continuing to drive sustainable agricultural innovation that brings progress and prosperity for our stockholders and farmers, while contributing to food and energy security for all. For us this means our sustainability programs are driven by our business strategy and our competitive advantage in innovation, while encompassing social, economic, and ecological considerations critical to achieving global food and energy security. With these drivers in mind, Corteva’s sustainability programs and initiatives are built around three focus areas: sustainable innovation; biodiversity; and climate. As part of these programs, we are encouraging sustainable agriculture by developing corn hybrids resistant to insects, diseases and herbicides, developing selective crop protection applications that limit impacts to the environment, and investing in an innovative workforce, research and development, and advanced technologies that will provide growers with the tools to farm in a world with less arable land and more unpredictable weather conditions.

Corteva believes that companies contribute to sustainable growth efforts by engaging in regular, open dialogue with stakeholders about community and company issues and working together to solve problems. This includes our stockholders. In 2024, we continued our engagement efforts by meeting with stockholders representing approximately 40% of our common stock, outstanding as of December 31, 2024. These engagements included meetings with Corteva’s Chief Executive Officer and other members of management to discuss the Company’s business and innovation strategy, sustainability initiatives, human capital management practices and corporate governance policies, among other matters.

Risks related to the sustainability of Corteva’s business, as well as progress on its sustainability initiatives, are overseen by our Board and its committees. Our executive leadership team is supported by senior management committees that make recommendations to our executive leadership team, as well as implement Corteva’s sustainability initiatives and responsible corporate practices. While the Board holistically oversees Corteva’s reporting on its governance and sustainability impacts, policies, and strategies, the table below outlines the Committees responsible for overseeing specific risks, policies and practices related to the Company’s corporate responsibilities and the long-term sustainability of its business.

Sustainability & Innovation	Governance & Compliance	People & Compensation	Audit
Sustainable Innovation	Environmental, Health & Safety	Human Capital Management	Cybersecurity
Product Stewardship	Ethics & Compliance	Inclusion & Belonging	Tax
Climate Adaptation	Political Engagement
Biodiversity

Winning Aspiration and Values

We aspire to be the leader of innovative sustainable solutions for farmers and ranchers worldwide to become the world’s most valuable agriculture solutions company. To achieve our winning aspiration, we focus on promoting a culture and managing our business in a manner that fosters innovation by promoting our values, which are striving to:

•
Enrich Lives: Committing to enhancing lives and the land.
•
Stand Tall: Leading and acting boldly; accepting the challenges that confront our industry and stepping up so agriculture progresses and thrives.
•
Be Curious: Innovating relentlessly.
•
Build Together: Growing by working together.

Corteva 2025 Proxy Statement | 15

CORPORATE SUSTAINABILITY AND VALUES

•
Be Upstanding: Doing what’s right, maintaining high ethical standards and conducting business safely and transparently.
•
Live Safely: Embracing safety and the environment in all we do.

The National Safety Council, the leading safety advocacy nonprofit in the U.S., awarded Corteva its 2024 Robert W. Campbell Award for attaining business excellence through the integration of environment, health, and safety management.

Transparency and Accountability

Corteva provides transparency to its stakeholders on its sustainability progress through its sustainability impact reporting, which includes disclosures responsive to the Global Reporting Initiative (“GRI”), Sustainability Accounting Standards Board (“SASB”), the Task Force on Climate-Related Financial Disclosures (“TCFD”), and the Task Force on Nature-related Financial Disclosures (“TNFD”). More information may be found in our 2024 Impact Report, which is expected to be published in early April 2025.

Ethical and Secure Supply Chains

Corteva, where practicable utilizes multi-sourced supply chains designed to be resilient and reflect the high expectations Corteva sets for its suppliers. Corteva expects its suppliers to act consistently with Corteva’s values and to abide by our Supplier Code of Conduct, which establishes our policies with respect to fair wages, discrimination, human rights, ethical procurement practices, record-keeping, and compliance with applicable laws. Corteva will not tolerate the use of child or forced labor in any of its global operations and facilities. We, likewise, expect our suppliers and contractors to uphold our principles with respect to child and forced labor. Our Supplier Code of Conduct and Child and Forced Labor Statement may be found under the “Supplier Center” section of our website: https://www.supplier-center.corteva.com/.

Political Activities

Corteva is committed to participating constructively in the political process with the ultimate goals of advancing and protecting the best interests of the Company, our stockholders, and employees. The political process significantly impacts Corteva through government policies, legislation, and regulatory decisions. We are fully committed to conducting our political activities ethically and in compliance with our policies and all applicable campaign finance laws and reporting requirements. In 2024, Corteva was named one of the top decile of companies in Wharton’s Zicklin Center for Political Accountability’s “CPA-Zicklin Index” earning trendsetter status for its high level of transparency. More information related to Corteva’s policies, and its political spending can be found at: https://www.corteva.com/who-we-are/political-disclosures.html.

Human Capital Management

We believe that attracting, retaining, and developing members of our workforce is key to the sustainability of our business and developing our pipeline for leadership. Our leadership is focused on fostering an environment in which employees are contributing fully and able to win for themselves, for Corteva and for our customers and stockholders. Corteva aims to attract the best employees, to retain those employees through offering career development and training opportunities while also prioritizing their safety and wellness in an inclusive and productive work environment. In order to promote this environment, Corteva prioritizes professional development and inclusion and belonging initiatives, and then monitors their effectiveness by measuring employee engagement surveys, employee representation, and pay equity, along with reviews of its leadership succession pipelines.

We believe by supporting inclusion and belonging for employees of all backgrounds, Corteva can attract, retain, and engage the best talent and nurture a workforce with a greater variety of skills, perspectives, backgrounds and experiences, which we expect to foster the diversity of thought needed to drive our innovative culture into the future.

16 | Corteva 2025 Proxy Statement

CORPORATE RESPONSIBILITY AND VALUES

Inclusion and Belonging Approach

Corteva’s Chief People Officer leads the Company's inclusion and belonging approach, which is overseen by our People and Compensation Committee. In order to meet the Company's goals of attracting, retaining, and engaging the best talent, Corteva strives to invest in human capital for the long-term, promote and monitor its culture and inclusiveness, and prevent discrimination. To this end, Corteva:

•
Maintains a Code of Conduct that prohibits discrimination
•
Conducts periodic pay equity studies
•
Does not mandate employee arbitration with respect to employee discrimination or harassment claims
•
Provides a global parental leave policy
•
Conducts annual employee engagement surveys to monitor employee engagement and inclusivity, as well as the Company's culture and ethics
•
Maintains nine, voluntary business resource groups, open to all employees to provide opportunities for connection and professional development

The People and Compensation Committee conducts regular reviews of the Company’s leadership pipelines for its business lines and critical functions. During these sessions, the People and Compensation Committee reviews the Company's long-term and emergency succession plans for its executives and senior management, talent recruitment and development processes and plans, and the future skills, experiences, and personal attributes needed for the Company's workforce.

To support ongoing employee engagement, Corteva’s management provides employee professional and personal growth opportunities through various programs and efforts described in the table below.

Talent Development
•
Developing talent through self-service courses, mentoring, and customized curriculums — providing resources to strengthen our workforce’s professional skills
•
Encouraging employees to grow their networks by collaborating with partners across a quickly evolving agriculture landscape
•
Career planning, that provides a clear path for progress, with experiences built to develop future leaders
•
Paid tuition program and opportunities to attend industry shaping events
•
Offering competitive total rewards, meaningful work, and learning opportunities that feed personal growth and well-being

Corteva 2025 Proxy Statement | 17

AGENDA ITEM 1:

ELECTION OF DIRECTORS

BOARD COMPOSITION

Our Board is elected annually and currently consists of twelve members, with Mr. Page serving as its Chair.

Our Board believes in maintaining a diverse and well-rounded membership, complete with qualifications, skills, and experience that support not only the Company’s business needs, but that also provide a current, holistic approach to the Company’s business model as a whole. Our Board has developed a deep and varied skill set, with a membership that reflects a comprehensive spectrum of both professional and personal experiences. The Board is committed to inclusion at the Board level and has taken steps to identify and attract candidates, which are diverse with respect to skills, experience, education, gender, ethnicity, race, nationality, and age, skills, and experience in the context of the needs of the Board in the pool of potential candidates under consideration, while balancing the need to identify and attract candidates for nomination that add to, or otherwise complement, the skills and qualifications of its existing members through regular refreshment of our Board.

The Governance and Compliance Committee, along with our Board, believe that our stockholders benefit from a Board drawing upon a broad array of experiences and backgrounds. Consistent with our priorities, the Board has nominated a strong slate of candidates consisting of: Lamberto Andreotti; Klaus A. Engel; David C. Everitt; Janet P. Giesselman; Karen H. Grimes; Michael O. Johanns; Marcos M. Lutz; Charles V. Magro, Nayaki R. Nayyar; Gregory R. Page; Kerry J. Preete; and Patrick J. Ward. The below metrics regarding our director nominee slate demonstrates the results of our ongoing refreshment priorities.

Gender Diversity	Ethnic/Racial Diversity	Non-U.S. Born

92%	5 years	66 years
Independence	Average Tenure	Average Age

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AGENDA ITEM 1: ELECTION OF DIRECTORS

The Governance and Compliance Committee and the Board carefully considered the qualifications, skills, and experience of each nominee when concluding that this year’s nominees should serve on the Board. The chart below highlights certain of the diverse sets of skills, knowledge, background, attributes, and experience that are represented on our Board:

CORTEVA BOARD OF DIRECTORS SKILLS, EXPERIENCE & ATTRIBUTES MATRIX

Skills and Experience
C-Suite Executive Leadership Experience Business and strategic management experience from service in a significant leadership position, such as CEO, CFO or other senior executive role

Other Public Company Board Service (within last 5 years)

Experience serving on the boards of other public companies, which provides an understanding of corporate governance practices and the dynamics and operation of a corporate board, management accountability and protecting shareholder interests

Agriculture and/or Chemical Industry Experience In-depth knowledge of our industry, operations, and competitive environment

Accounting/Finance/Financial Reporting Expertise

Experience as a principal financial officer, principal accounting officer, controller, public accountant, auditor, or experience actively supervising such person(s); possessing deep financial literacy and understanding of financial reporting, budgeting, and financial strategy

Capital Markets Expertise

Experience and understanding of capital markets, their structure, and how to best participate in such markets; in-depth understanding of investor perspectives; significant merger and acquisition experience

Science and Innovation Strong science or biotech background and/or R&D experience

Information Technology/Cybersecurity/ Digital/Artificial Intelligence

Experience with driving technological innovation for business efficiency and revenue opportunities; experience managing/mitigating cybersecurity risks

Government/Regulatory Experience with regulated businesses, regulatory requirements and interacting with regulators and members of government or prior service in government
Human Capital/Talent Management Experience with compensation, attracting and retaining top talent, development and succession planning
International/Global Business Experience Global business experience, including managing and growing organizations outside the U.S.

Environmental/Sustainability/
Corporate Responsibility

Experience in managing environmental, corporate responsibility and sustainability initiatives and their relationship to the company’s business and strategy

Corteva 2025 Proxy Statement | 19

AGENDA ITEM 1: ELECTION OF DIRECTORS

CORTEVA BOARD OF DIRECTORS SKILLS, EXPERIENCE & ATTRIBUTES MATRIX(1)

Diversity Attributes
Female
Male
American Indian or Native Alaskan
Asian
Black or African American
Hispanic or Latino
Native Hawaiian or Pacific Islander
White
Non-U.S. born or Non-U.S. citizen
Military Service
(1)
We survey the diversity attributes of our Board, however, director nominees retain the right not to self-identify. Each of the 2025 director nominees declined to identify their sexual orientation.

RECOMMENDATIONS AND NOMINATIONS FOR DIRECTOR

In accordance with the recommendation of the Governance and Compliance Committee, the Board has nominated each of its 12 director nominees to serve for a one-year term that expires at the Company’s 2026 Annual Meeting of Stockholders (the “2026 Meeting”), or until their successors are elected and qualified. Each of the director nominees has expressed his or her willingness to serve.

The Board unanimously recommends a vote FOR the election of ALL of the named director nominees as Directors of the Board.

The Company benefits from an experienced, engaged, diverse, and independent board of directors with directors that have a deep knowledge of the Company’s business. Assuming each of the Board’s nominees is elected, our Board will consist of twelve highly qualified directors, eleven of whom will be independent. Collectively, the Board reflects the diversity of operational expertise and experience necessary to oversee the Company’s strategic direction, operational execution and performance enhancements, and efforts to drive long-term stockholder value.

As provided by Article 2.7 of the Company’s Bylaws, directors will be elected by a vote of a majority of the votes cast. A majority of the votes cast means that the number of votes FOR a nominee must exceed the number of votes AGAINST that nominee. In an uncontested election, abstentions and broker non-votes will not be counted as votes cast either for or against the nominees and therefore will have no effect on the election of the nominees.

Under our Corporate Governance Guidelines, if a nominee who already serves as a director is not elected, that nominee shall offer to tender his or her resignation to the Board. The Governance and Compliance Committee will then recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. Within ninety days of the certification of election results, the Board will publicly disclose its decision regarding whether to accept or reject the resignation. As explained on the accompanying proxy card or voting information, it is the intention of the persons named as proxies to vote executed proxies FOR the candidates nominated by the Board unless contrary voting instructions are provided.

The NYSE rules do not permit brokers with discretionary authority to vote in the election of directors. Therefore, if you hold your shares beneficially and do not provide voting instructions to your bank or broker, your bank or broker will abstain from voting on your behalf and your shares will not be voted in the election of directors. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on this matter. Please follow the instructions set forth in the voting information provided by your bank or broker.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

DIRECTOR NOMINEES

Information in the biographies summarizes key qualifications and attributes as they apply to the individual director nominees to support the conclusion that these individuals are highly qualified to serve on the Board. The information is current as of the date of this Proxy Statement. Each nominee has consented to serve if elected.

Lamberto Andreotti
Age 74 Retired Chairman and Chief Executive Officer, Bristol-Myers Squibb Company Director Since: June 2019 Corteva Committees: • People & Compensation (Chair) • Sustainability & Innovation

Skills and Expertise

As the former chief executive officer of Bristol-Myers Squibb, Mr. Andreotti has a strong track record of leading a science and technology-based corporation and offers significant insight to the Board in the areas of innovation, global business, corporate governance, and investor relations. He also provides the Board with a broad perspective on human resources, finance, marketing, and government relations from his experience in various senior leadership roles with Bristol-Myers Squibb.

Career Highlights

Mr. Andreotti is the former chairman of the board and chief executive officer of Bristol-Myers Squibb Company, a global, innovative healthcare company. He served as chairman at Bristol-Myers Squibb from May 2015 to May 2017 and chief executive officer from May 2010 to May 2015. Mr. Andreotti previously served as its president and chief operating officer responsible for all of Bristol-Myers Squibb’s pharmaceutical operations worldwide. He joined Bristol-Myers Squibb’s board of directors in 2009, and led a broad range of businesses and regions after joining the company in 1998. Mr. Andreotti also served as a member of the board of directors of UniCredit S.p.A. since April 2018 until April 2024, where he was deputy chairman from April 2021 until his retirement.

Klaus A. Engel, Ph.D.
Age 68 Retired Chief Executive Officer, Evonik Industries AG Director Since: June 2019 Corteva Committees: • Governance & Compliance • Sustainability & Innovation (Chair)

Skills and Expertise

Dr. Engel’s experience as the chief executive officer of two different chemical companies provides our Board with expertise of a global-minded leader with strong corporate governance skills and with experience overseeing R&D and innovation. He also brings a depth of experience in finance, capital management, sustainability, and accounting and managing multi-national chemical organizations outside the United States.

Career Highlights

Dr. Engel is the former chief executive officer of Evonik Industries AG, a specialty chemical manufacturer, from 2009 to 2017, and previously was chief executive officer of Degussa AG, a predecessor to Evonik from 2006 to 2009. Prior to that, Dr. Engel was chief executive officer of Brenntag AG/ Mülheim, a global chemical distribution company, since 2001. Earlier in his career, he held various senior positions in R&D, production, marketing, and strategy planning at Chemische Werke Hüls/Marl, VEBA AG, Düsseldorf and Stinnes AG, Mülheim an der Ruhr. Dr. Engel served as a member of the supervisory board of National-Bank, Essen from 2011 to 2024. Dr. Engel has served on the advisory board of Ruhr-University, Bochum, Germany since 2018. Dr. Engel is honorary professor at University of Duisburg/Essen and member of the board of trustees of Bonner Akademie für angewandte Politik at University of Bonn.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

David C. Everitt
Age 72 Retired President, Agricultural and Turf Division of Deere & Co. Director Since: March 2021 • Governance & Compliance • Sustainability & Innovation

Skills and Expertise

As the former President of Deere & Company’s largest division, Mr. Everitt brings innovation experience, agriculture industry knowledge, and global operations expertise to our Board. Mr. Everitt also has significant manufacturing and marketing knowledge, along with public company board experience.

Career Highlights

Mr. Everitt has served since 2018 as the lead independent director of Enviri Corporation (formerly, Harsco Corporation), an industrial services and engineering company that provides environmental solutions and innovative technology for the rail sector and will continue in this role until his retirement from the Enviri board of directors in April 2025. At Enviri, he also served as non-executive chairman, from August 2014 to October 2018 and as a director, since 2010. From February 2014 to July 2014, Mr. Everitt also served as Enviri’s interim president and chief executive officer. Mr. Everitt had an extensive career at Deere & Company, the world’s largest manufacturer of agricultural equipment and a major U.S. producer of construction, forestry, and lawn and grounds care equipment, where he worked from 1975 until his retirement in September 2012. At Deere, he held many executive positions, including as president, agricultural and turf division – North America, Asia, Australia, and Sub-Saharan and South Africa, and global tractor and turf products, from 2009 to 2012, president, agricultural division – North America, Australia, Asia and global tractor and implement sourcing, from 2006 to 2009, and president, agricultural division – Europe, Africa, South America and global harvesting equipment sourcing, from 2001 to 2006. Mr. Everitt has served on the boards of directors of Allison Transmission Holdings, Inc., a designer and manufacturer of vehicle propulsion solutions, since August 2014 and the Brunswick Corporation, a global designer, manufacturer, and marketer of recreational marine products, since July 2012. Previously, Mr. Everitt served on the board of directors of Agrium Inc., a retail supplier of agricultural products and services, from February 2013 until its merger with the Potash Corporation of Saskatchewan Inc. to form Nutrien Ltd., a Canadian fertilizer company, in January 2018, and then remained on the board of directors of Nutrien, from January 2018 to August 2020.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

Janet P. Giesselman
Age 70 Retired President & General Manager, Dow Oil & Gas Director Since: March 2021 Corteva Committees: • Governance & Compliance (Chair) • Sustainability & Innovation

Skills and Expertise

Ms. Giesselman brings to the Board significant leadership experience as a senior executive in the agricultural and chemicals industry, and has a scientific educational background, including in plant pathology, along with expertise in growth and investment strategies, innovation, and crop protection regulation. Ms. Giesselman also has substantial public company board experience.

Career Highlights

Ms. Giesselman held a number of senior leadership positions for The Dow Chemical Company, from 2001 to 2010, including president and general manager of Dow Oil & Gas, from 2007 to 2010, business vice president of Dow Latex, from 2006 to 2007, and as a vice president of Dow AgroSciences, from 2001 to 2006, including leading strategy and regulatory affairs. From 1981 to 2001, Ms. Giesselman worked in a variety of sales, marketing, and strategic planning roles at Rohm and Haas Company, a specialty and performance materials company, including regional business director, agricultural division, from 1998 to 2001. Ms. Giesselman has served on the board of directors of McCain Foods Ltd., a privately held global supplier of french fries, since June 2014; Twin Disc, Inc., a global provider of power transmissions for marine, oil & gas and industrial uses, since June 2015; and Ag Growth International, Inc., a leading manufacturer of grain handling, storage and conditioning equipment, since 2013, and was appointed chair of its board of directors effective May 2023. Ms. Giesselman previously served on the board of directors of GCP Applied Technologies Inc., a global provider of construction products and technologies, from May 2020 until it was acquired by Saint-Gobain in September 2022; and Avicanna Inc., a leader in innovative biopharmaceutical advances using cannabinoids from June 2019 to May 2021, and OMNOVA Solutions Inc., a global provider of emulsion polymers, specialty chemicals and decorative & functional surfaces, from March 2015 until it was acquired by Synthomer plc in April 2020.

Corteva 2025 Proxy Statement | 23

AGENDA ITEM 1: ELECTION OF DIRECTORS

Karen H. Grimes
Age 68 Retired Partner, Senior Managing Director & Equity Portfolio Manager, Wellington Management Company Director Since: March 2021 Corteva Committees: • Audit • People & Compensation

Skills and Expertise

Ms. Grimes work experience brings strong financial acumen, investment expertise and a returns-focused mindset to Corteva’s Board. Additionally, the Board will benefit from her extensive executive-level experience and leadership abilities and deep understanding of financial accounting and internal financial controls. Ms. Grimes also provides significant risk management experience and provides a valuable investor-oriented perspective to the Board.

Career Highlights

Ms. Grimes was senior managing director, partner, and equity portfolio manager at Wellington Management Company LLP, an investment management firm, from January 2008 through December 2018. Prior to joining Wellington Management Company in 1995, she held the position of director of research and equity analyst at Wilmington Trust Company, a financial investment and banking services firm from 1988 to 1995. Before that, Ms. Grimes was a portfolio manager and equity analyst at First Atlanta Corporation from 1983 to 1986 and at Butcher and Singer from 1986 to 1988. Ms. Grimes holds the Chartered Financial Analyst designation. Ms. Grimes began her career as a field engineer in the Atlanta office at IBM after serving for three years in the U.S. Army. Ms. Grimes also has served as a director of Toll Brothers, Inc. since March 2019, and TEGNA, Inc. from February 2020 and until she concludes her term in April 2025.

Michael O. Johanns
Age 74 Retired United States Senator, Nebraska and former U.S. Secretary of Agriculture Director Since: June 2019 Corteva Committees: • Audit • Governance & Compliance

Skills and Expertise

As a former U.S. Senator and governor, Mr. Johanns has developed significant leadership qualities from his service in state and federal government, which are valuable to our Board. Additionally, as a result of the breadth of his experiences in law, governance, and other areas of oversight while serving as a partner of a law firm and in his various government roles, including as U.S. Secretary of Agriculture, he developed subject matter knowledge in the areas of agriculture, banking, commerce, and foreign trade.

Career Highlights

Mr. Johanns served as a U.S. Senator from Nebraska from 2009 until 2015. In the 111th-113th Congresses, his committee assignments included Agriculture, Appropriations, Banking, Commerce, Veterans Affairs, Indian Affairs, and Environment & Public Works. He was United States Secretary of Agriculture from 2005 until 2007 and was twice elected Governor of Nebraska, serving from 1999 until 2005. Mr. Johanns has served on the board of directors of Deere & Company since 2015. He previously served as a director of Burlington Capital/ATAX from May 2015 until September 2019. Mr. Johanns serves on several advisory councils and boards of directors related to advancing agriculture policy, farmer financing, and renewable energy, including the Farm Foundation, the Flinchbaugh Center for Ag Policy at Kansas State University, and Ag America Lending.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

Marcos M. Lutz
Age 55 Chief Executive Officer, Ultrapar Participacões S.A. Director Since: June 2019 Corteva Committees: • People & Compensation • Sustainability & Innovation

Skills and Expertise

Mr. Lutz’s professional experience provides him significant knowledge of the agricultural business and business operations, capital markets, logistics, and marketing in Brazil, which enables him to contribute his expertise in corporate leadership, strategic analysis, operations, and executive compensation matters.

Career Highlights

Mr. Lutz was named chief executive officer of Ultrapar Participações S.A., a Brazil-based conglomerate operating in the sectors of fuel distribution, specialty chemicals, liquid bulk storage and pharmacies, effective January 2022, and has also served as the Vice-Chair of Ultrapar’s board of directors since April 2023. Prior to his appointment as chief executive officer, Mr. Lutz also served as a member of Ultrapar’s board of directors from April 2021 to December 2021. Previously, Mr. Lutz was chief executive officer of Cosan Limited, a Brazil-based holding company that operates in strategic sectors including agribusiness, fuel and natural gas distribution, lubricants and logistics, from April 2015 to April 2020, and served as a director of Cosan from December 2009 to June 2020. Prior to joining Cosan, he held senior leadership roles at Companhia Siderurgica Nacional (CSN) SA, most recently serving as vice president of infrastructure and energy with responsibility for the company’s hydroelectric plants, logistics, railways and port terminals. Prior to that, he was the chief operating officer for Ultracargo S.A., Ultra Group’s logistics subsidiary. Mr. Lutz also currently serves on the board of Votorantim SA, a Brazil-based conglomerate mainly operating in the mining and metals, energy and banking sectors, since April 2021. Mr. Lutz previously served as a director at Monsanto Company from May 2014 to June 2018.

Charles V. Magro
Age 55 Chief Executive Officer, Corteva, Inc. Director Since: November 2021 Corteva Committees: None

Skills and Expertise

Mr. Magro brings over 20 years of combined agricultural and chemical experience to our Board. His work experience also brings to the Board significant experience in mergers and acquisitions, restructuring, managing human capital and international business.

Career Highlights

Mr. Magro was appointed chief executive officer and director of Corteva on November 1, 2021. Prior to joining Corteva, he served as president and chief executive officer of Nutrien Ltd. (“Nutrien”) from the company’s launch in 2018 until April 2021. From 2014 to 2018, Mr. Magro served as president and chief executive officer of Agrium Inc., which merged with Potash Corporation of Saskatchewan to create Nutrien. As president and chief executive officer of Nutrien, Mr. Magro led more than 27,000 employees to achieve best-in-class engagement, top safety performance and exceptional business results. He also led the company through numerous merger and acquisition transactions, expanding globally and restructuring the industry. Prior to this role, he held a variety of other key leadership positions with the company, including chief operating officer, chief risk officer, executive vice president of corporate development, and vice president of manufacturing. He joined Agrium in 2009 following a productive career with NOVA Chemicals. Mr. Magro has served on the board of directors of Ingredion Inc., a global provider of ingredient solutions to the food and beverage manufacturing industry, since May 2022. Mr. Magro previously served on the Canada Pension Plan Investment Board from 2018 until March 2022.

Corteva 2025 Proxy Statement | 25

AGENDA ITEM 1: ELECTION OF DIRECTORS

Nayaki R. Nayyar
Age 54 Chief Executive Officer, Siteimprove A/S Director Since: February 2020 Corteva Committees: • Audit • Governance & Compliance

Skills and Expertise

Ms. Nayyar brings to our Board technical expertise in information technology, cybersecurity, artificial intelligence, and digital technologies, along with extensive experience in leading large teams in complex global organizations through acquisitions, technology transitions, and growth phases, each of which provide valuable insight to our Board with respect to the Company’s technology and growth strategies, and cost-savings initiatives.

Career Highlights

Ms. Nayyar was appointed chief executive officer and a member of the board of directors of Siteimprove A/S, a leading artificial intelligence-powered SaaS-platform for delivering digital content experiences, in March 2025. From December 2022 to July 2024, Ms. Nayyar was the chief executive officer of Securonix, Inc., a security intelligence solutions provider. Prior to that, Ms. Nayyar was the president and chief product officer of Ivanti, Inc., a software company specializing in IT asset management and cybersecurity until October 2022. Ms. Nayyar joined Ivanti in July 2020, as executive vice president and chief product officer. From October 2016 to June 2020, Ms. Nayyar served as president of digital services management at BMC Software, Inc., a leading enterprise software solutions provider. Prior to joining BMC Software, Inc., Ms. Nayyar served as general manager and global head of the internet of things (IoT) division of SAP SE, a leading provider of enterprise application software, from January 2016 to October 2016. She joined SAP SE in 2011, holding the positions of senior vice president, corporate strategy, from March 2011 to December 2011, and senior vice president, SAP cloud, customer engagement, from January 2012 to December 2015. Ms. Nayyar also served as vice president and chief technical officer, enterprise architecture and application services, at Valero Energy Corporation, an international petroleum company, from August 2000 to February 2011. Ms. Nayyar has served as a director of TD SYNNEX Corporation since September 2021 and previously served as a director of Veritone Inc. from October 2018 to December 2022.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

Gregory R. Page
Age 73 Retired Chairman and Chief Executive Officer, Cargill, Incorporated Director Since: June 2019 Corteva Committees: • Audit • Governance & Compliance

Skills and Expertise

As the retired chairman and former chief executive officer of one of the largest global agricultural corporations, Mr. Page brings extensive leadership and global business experience, in-depth knowledge of commodity markets and agriculture, and a thorough familiarity with the key operating processes of a major corporation, including financial systems, global market dynamics, and succession management. Mr. Page’s experience and expertise provide him valuable insight on financial, operational, and strategic matters and make him well-positioned to serve as Corteva's Chair.

Career Highlights

Mr. Page is the retired chairman and chief executive officer of Cargill, Incorporated. He served as executive director of Cargill from September 2015 to August 2016, as executive chairman from December 2013 to September 2015, chief executive officer from June 2007 to December 2013, and President from 2000 to 2007. He was elected to the Cargill board of directors in August 2000 and elected chairman of the board in September 2007. Mr. Page joined Cargill in 1974 and over the years held a number of positions in the United States and Singapore, including within its beef and pork processing operations and the Financial Markets Group. Mr. Page serves as a member of the board of directors of: Eaton Corporation plc (since 2003), where he was elected lead independent director in 2022; Deere & Company (since 2013); and 3M (since 2016).He is former chair of the board of directors of Big Brothers Big Sisters of America and former president of the Northern Star Council of the Boy Scouts of America and continues to serve on both boards. He also serves on the board of Alight (formerly known as the American Refugee Committee).

Corteva 2025 Proxy Statement | 27

AGENDA ITEM 1: ELECTION OF DIRECTORS

Kerry J. Preete
Age 64 Retired Executive Vice President and Chief Strategy Officer, Monsanto Company Director Since: March 2021 Corteva Committees: • People & Compensation • Sustainability & Innovation

Skills and Experience

Mr. Preete brings to the Board broad business, capital markets, and regulatory acumen and deep knowledge of agricultural products, chemicals, and technology-based solutions from his decades of executive leadership and public chemical company board experiences.

Career Highlights

Mr. Preete had an extensive career at the Monsanto Company, where he worked for over thirty years in roles of increasing responsibility. Mr. Preete served as the executive vice president and chief strategy officer for Monsanto, from 2010 until his retirement in June 2018, and agreed to stay on as an employee of Bayer AG after Monsanto’s acquisition through December 2018. As chief strategy officer, Mr. Preete oversaw the information technology function, including Monsanto’s digital and cybersecurity transformations. In this role, he also led the company’s merger & acquisition and venture capital initiatives, Also at Monsanto, Mr. Preete served as the president of global crop protection and chemicals, from 2009 to 2010, as the vice president of international crops business, from 2008 to 2009, as the president of seminis vegetable seeds, from 2005 to 2008, as the vice president of U.S. markets, from 2001 to 2005, as the vice president of global product management, from 1999 to 2001, and as the director of global product stewardship and chemicals, from 1998 to 1999. Earlier in his career at Monsanto, Mr. Preete held various position in the marketing and distribution groups, from 1985 to 1998, including as U.S. marketing director. Mr. Preete has served on the board of directors of Avient Corporation (f/k/a PolyOne Corporation), a specialized provider of polymer materials, services and solutions, since December 2013, and previously served on the board of directors of Univar Solutions Inc., a global chemical and ingredient distributor, from May 2018 until its acquisition by Apollo Funds in August 2023.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

Patrick J. Ward
Age 61 Retired Chief Financial Officer, Cummins Inc. Director Since: June 2019 Corteva Committees: • Audit (Chair) • People & Compensation

Skills and Expertise

From his experiences as chief financial officer and in management of a global public company, Mr. Ward brings in depth of skills with respect to complex financial reporting, finance, and public accounting. Mr. Ward also provides significant capital markets, investment management, and investor relations experience.

Career Highlights

Mr. Ward served as chief financial officer of Cummins Inc., a global power leader that designs, manufactures, distributes and services engines and related technologies, from May 2008 until March 2019. He held a broad range of financial leadership positions after joining Cummins in 1987, including serving as vice president, engine business controller, and executive director, power generation business controller. Mr. Ward has served a director of Flex, Ltd., a global contract manufacturing services provider, since January 2022.

AGENDA ITEM 1: ELECTION OF DIRECTORS The Board of Directors recommends that you vote FOR all 12 director nominees.

Corteva 2025 Proxy Statement | 29

AGENDA ITEM 1: ELECTION OF DIRECTORS

DIRECTOR COMPENSATION

Corteva compares its non-employee director compensation programs, designs, and compensation elements to the same peer group used for executive compensation, as described in the “Compensation Discussion and Analysis — Peer Group and Benchmarking” section of this Proxy Statement. Corteva targets the median compensation of the peer group for all director compensation elements. The following tables provide information concerning the compensation provided to Corteva’s non-employee directors in 2024.

Non-Employee Directors’ Fees

The 2024 directors’ fees as stated below are paid only to directors who are not employees of Corteva. An overview of the 2024 compensation elements for non-employee directors is provided below. Equity retainers or fees for 2024 were issued as restricted stock unit (“RSUs”) that will vest on the first anniversary of the grant date.

Compensation Element	($)
Cash Retainer	130,000
Equity Retainer	170,000
Total Retainer	300,000
Board Chair Cash Retainer	80,000
Board Chair Equity Retainer	120,000
Total Board Chair Retainer	200,000
Annual Committee Chair Fees
Audit	35,000
All Other	25,000

Director Compensation for 2024

The directors’ annual cash retainers, chair fees and equity retainers for 2024 are set forth below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(b)	Total ($)
Lamberto Andreotti	155,000	170,252	—	300	325,552
Klaus A. Engel	130,000	170,252	—	300	300,552
David C. Everitt	130,000	170,252	—	300	300,552
Janet P. Giesselman	150,517	170,252	—	300	321,069
Karen H. Grimes	130,000	170,252	—	300	300,552
Michael O. Johanns	130,000	170,252	—	300	300,552
Rebecca B. Liebert	153,333	170,252	—	300	323,885
Marco M. Lutz	130,000	170,252	—	300	300,552
Nayaki R. Nayyar	130,000	170,252	—	300	300,552
Gregory R. Page	212,759	290,527	—	300	503,586
Kerry J. Preete	130,000	170,252	—	300	300,552
Patrick J. Ward	165,000	170,252	—	300	335,552

(a)
The number of RSUs granted was determined by dividing the value of the 2024 grant ($170,000) by the closing price of Corteva common stock on the grant date and rounding up to the next multiple of 10. The RSU grant for all directors had a full grant date fair value of $54.92 per share with a total value of $170,252 in accordance with the same standard applied for financial accounting purposes. The RSU grant to Mr. Page had a total value of $290,527 as it included the portion of his Board Chair Retainer which is delivered in the form of equity.
(b)
Includes accidental death and disability insurance premiums.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

Non-Employee Directors Stock Grant

On April 26, 2024, the Board granted equity retainer RSU awards, which will vest in their entirety on the first anniversary of the grant date. Each non-employee director serving on the Board received a grant of 3,100 RSUs. Mr. Page, as Board chair, received a grant of 5,290 RSUs, which reflects the equity portion of his non-executive chair fee, as well as his non-employee director equity retainer award.

Non-Employee Directors Stock Ownership Guidelines

The Company’s stock ownership guidelines require non-employee directors to own within five years from their respective appointment date, five (5) times their annual cash retainer in equity of the Company. Equity is a key component of director compensation in order to align their interests with those of the Company’s stockholders. In order to ensure the non-employee directors meet the guidelines, the Company maintains a stock holding requirement that requires the director to hold all equity compensation until he or she meets the stock ownership guidelines. The equity retainer awards granted since the Company’s inception through 2021 will not vest until the non-employee director retires from the Board. Beginning in 2022, equity retainer awards vested in their entirety on the first anniversary of the grant date. As of December 31, 2024, the non-employee directors were in compliance with the stock ownership guidelines, or are anticipated to reach their guideline within the prescribed timeframe.

Non-Employee Directors Deferred Compensation Plan

Non-employee directors may choose, prior to the beginning of each year, to have all or part of their fees credited or deferred to a Stock Accumulation and Deferred Compensation Plan for non-employee directors. Under the plan, a director may defer all or part of the Board retainer and committee chair fees in cash or stock units until retirement as a director or until a specified year in the future. Interest accrues on deferred cash payments and dividend equivalents accrue on deferred stock units.

Business Travel Accident Insurance for Non-Employee Directors

The Company maintains business travel accident insurance policies covering each non-employee director, which will cover accidental death and dismemberment if the director is traveling on Corteva business.

EQUITY COMPENSATION PLAN INFORMATION

The table below shows the equity compensation plan Information as of December 31, 2024 for Corteva, Inc.

	(1)	(2)	(3)
Plan Category	# of securities to be issued upon exercise of outstanding options, warrants, rights	Weighted-average exercise price of outstanding options, warrants, rights ($)	# of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1))

Equity Compensation Plans Approved by Security Holders	7,459,315	$38.13	8,599,979

Equity Compensation Plans not Approved by Security Holders	0	$—	0

Total	7,459,315	$38.13	8,599,979

Corteva 2025 Proxy Statement | 31

AGENDA ITEM 1: ELECTION OF DIRECTORS

BENEFICIAL OWNERSHIP OF COMPANY STOCK

The following table presents the beneficial ownership of Corteva’s common stock as of March 5, 2025, except as noted, for (i) each director of the Company, (ii) each nominee for director, (iii) each of our named executive officers listed in the Summary Compensation Table and who have not retired, (iv) all directors and executive officers as a group, and (v) each person beneficially owning more than 5% of the outstanding shares of Corteva’s common stock.

Name	Current Shares Beneficially Owned(a)		Rights to Acquire Beneficial Ownership of Shares(b)	Total	Percent of Shares Beneficially Owned(c)
Charles V. Magro	146,341		232,100	378,441	*
David P. Johnson	0		0	0	*
Samuel R. Eathington	60,866		57,538	118,404	*
Robert D. King	39,032		51,417	90,449	*
Cornel B. Fuerer	129,233		48,520	177,753	*
Lamberto Andreotti	5,782		3,127	8,909	*
Klaus A. Engel	15,439		3,127	18,566	*
David C. Everitt	1,271		0	1,271	*
Karen H. Grimes	5,782		3,127	8,909	*
Janet P. Giesselman	457		0	457	*
Michael O. Johanns	5,203		0	5,203	*
Marcos M. Lutz	39,046		3,127	42,173	*
Nayaki R. Nayyar	0		0	0	*
Gregory R. Page	10,542		0	10,542	*
Kerry J. Preete	2,500		0	2,500	*
Patrick J. Ward	3,007		0	3,007	*
All Directors and Executive Officers as a Group (19 persons)(d)	516,872		489,534	1,006,406	*
Certain Other Owners:
The Vanguard Group	80,338,904	(e)			11.8%
BlackRock, Inc.	53,895,896	(f)			7.9%

(a)
Except as otherwise noted and for shares held by a spouse and other members of the person’s immediate family who share a household with the named person, the named persons have or share voting and investment power over the indicated number of shares. This column also includes all shares held in a trust over which the person has or shares voting or investment power and shares, or shares held in trust for the benefit of the named party in the EIDP, Inc. Retirement Savings Plan. Beneficial ownership of some or all of the shares listed may be disclaimed.
(b)
This column includes any shares that the person could acquire through May 4, 2025, by (1) exercise of an option granted; (2) performance shares to be delivered; or (3) the vesting of restricted stock units. To the extent that these shares have not been issued as of the record date, they cannot be voted at the 2025 Meeting.
(c)
The percentage of shares beneficially owned is calculated based on the number of shares of common stock outstanding as of March 5, 2025.
(d)
The address for all directors and executive officers is c/o Corporate Secretary Office, Corteva, Inc., 974 Centre Road, Building 735, Wilmington, DE 19805.
(e)
Based on a Schedule 13G/A filed by The Vanguard Group on February 13, 2024 with the SEC reporting beneficial ownership as of December 31, 2023. The Vanguard Group has sole voting power over 0 shares, shared voting power over 882,594 shares, sole dispositive power over 77,349,567 shares, and shared dispositive power over 2,989,337 shares. The Vanguard Group‘s address is 100 Vanguard Boulevard, Malvern, PA 19355.
(f)
Based on a Schedule 13G/A filed by BlackRock, Inc. on February 13, 2024 with the SEC reporting beneficial ownership as of December 31, 2023. BlackRock, Inc. has sole voting power over 48,648,661 shares, sole dispositive power over 53,895,896 shares, and shared voting or dispositive power over 0 shares. BlackRock, Inc.’s address is 50 Hudson Yards, New York, NY 10001.

* Less than 1% of the total shares of Corteva common stock outstanding.

32 | Corteva 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis	33

This section summarizes the objectives and elements of Corteva’s executive compensation program and discusses and analyzes the 2024 compensation decisions by the Committee regarding our Named Executive Officers (“NEOs”). For 2024, Corteva’s NEOs include former Executive Vice President, Chief Financial Officer, David J. Anderson and former Executive Vice President, Seed Business Unit, Timothy P. Glenn, as well as:

Executive Summary	34

How We Determine Executive Compensation	36

Components of Our Executive Compensation Program	38

How We Manage Compensation Risk	41

2024 Compensation Decisions	42	Charles V. Magro Chief Executive Officer

Compensation of Executive Officers	48

2024 Summary Compensation Table	48

2024 Grants of Plan-Base Awards	51

Outstanding Equity Awards	52	David P. Johnson Executive Vice President, Chief Financial Officer

2024 Option Exercises and Stock Vested	53

Pension Benefits	53

Nonqualified Deferred Compensation	55

Potential Payments Upon Termination or Change in Control	56	Samuel R. Eathington, Ph.D. Executive Vice President, Chief Technology & Digital Officer

Compensation Committee Interlocks and Insider Participation	58

Compensation Committee Report	58

CEO Pay Ratio	59	Robert D. King Executive Vice President, Crop Protection Business Unit

Pay For Performance	59

		Cornel B. Fuerer Senior Vice President, Chief Legal & Public Affairs Officer, and Secretary

Corteva 2025 Proxy Statement | 33

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

2024 SUMMARY PERFORMANCE

Corteva’s compensation philosophy is to provide pay for performance in support of our long-term business objectives, as well as the achievement of annual targets. Corteva has been focused on becoming the leading global integrated agriculture technology solutions company by providing best-in-class germplasm and traits in its seed segment, creating many new products from an innovative pipeline such as QromeTM corn trait and the EnlistTM soybean trait, and increasing our emphasis on higher-margin patented & differentiated products in our crop protection segment, including RinskorTM and our spinosyns franchise. In the seed segment, we had a record year for margins and our Enlist™ E3 soybeans remain the number one selling soybean technology in the United States. While the crop protection segment saw competitive pressures, new product sales of our sustainable innovations outpaced previous technologies, including RinskorTM and our spinosyns franchise. In 2024, Corteva produced approximately 300 new seed hybrids and varieties and received over 200 registration approvals for its crop protection products spanning over 30 active ingredients. With these new innovations, Corteva has stayed the course on strengthening the sustainability of its portfolio with 100% of its seed and crop protection technology pipelines aligning to Corteva’s sustainability innovation goal and reflecting our continued success as a technological innovator in agriculture.

Underpinning Corteva’s progress was record setting seed EBITDA margin and disciplined expense management. Corteva continued to capture the value of its technology in a manner that more than offset continued headwinds from market-driven cost inflation for inputs and logistics. Corteva’s management contributed to this success and margin expansion by delivering over $220 million in cost savings from productivity initiatives.

This strong performance and balanced capital allocation strategy allowed Corteva to deliver more than $1.5 billion to stockholders via dividends and share repurchases, while still making significant investments in sustainable innovation organically and inorganically through Corteva Catalyst platform investments. For the 2024 enterprise PRP, the Committee further incentivized management to generate cash to support Corteva’s capital allocation strategy by replacing its enterprise Working Capital Turns metric with a Free Cash Flow metric. This change also provides stockholders further comparability between Corteva performance and its peers.

Corteva remains steadfast to its strategy to accelerate growth and drive long-term shareholder value with a revised operating model to drive accountability and improve performance by focusing on high growth and margin accretive products and markets. Over the last few years, we also evolved our compensation program to further align our executive management’s compensation programs with this strategy and our stockholders’ interests by utilizing business unit EBITDA and EBITDA margins metrics, as well as a Working Capital as a Percentage of Revenue metric for each business unit in 2024. Added in 2024, the Working Capital as a Percentage of Revenue metric further incentivized our business units to contribute to the Company’s cash generation priorities, including providing reliable returns to stockholders. As expected, this executive compensation program design drove greater accountability and action throughout the organization. With respect to our business unit leaders, the program rewarded the strong success our seed segment had in extracting value for its portfolio, while recognizing the headwinds experienced by our stockholders from the competitive pricing dynamics in crop protection.

INVESTOR FEEDBACK

Last year, our say-on-pay proposal received the support of approximately 95% of votes cast — a significant indication that our stockholders support our compensation philosophy and programs. While we were encouraged by the significant level of support, we continued with stockholder outreach efforts in 2024, and plan to continue these efforts during 2025, allowing our investors the opportunity to engage with Corteva’s leadership. In meetings with our directors, stockholders may also have the opportunity to speak to independent directors without members of management present. These meetings included institutional investor executives, governance leaders, and portfolio managers, among others. We solicited feedback from stockholders regarding their views on our business and capital allocation strategies, corporate governance policies and practices, sustainability initiatives, greenhouse gas emissions, biodiversity, and human capital management and compensation practices. The Board welcomed these opportunities to discuss our compensation program with stockholders and took that feedback into consideration as we continued to evolve our compensation program and other governance policies.

34 | Corteva 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION PROGRAM PRINCIPLES

Corteva’s executive compensation programs are designed to attract, engage, reward, and retain the high-quality executives necessary to lead the businesses and execute our business strategy in alignment with the best interests of stockholders. Corteva provides compensation through an appropriate mix of fixed and variable compensation, short-term and long-term incentives, and cash-based and equity-based pay. Its executive compensation programs typically target the market median for each of the key compensation components.

Corteva's compensation programs are designed and administered to follow these core principles:

•
Reinforce Corteva’s business objectives and the creation of sustainable long-term stockholder value;
•
Align executives’ interests with stockholders’ interests by weighting a significant portion of compensation on long-term performance programs designed to drive sustained stockholder returns;
•
Establish a strong link between pay and performance that support growth and innovation without encouraging or rewarding excessive risk; and
•
Recognize and support outstanding individual performance and behaviors, consistent with clear goals and objectives.

We regularly review best practices in governance and executive compensation to evaluate that our programs align with our core compensation principles and company values. Our key compensation practices are outlined below.

2024 COMPENSATION PRACTICES AND POLICIES

This section summarizes the objectives and elements of Corteva’s executive compensation program and discusses and analyzes the 2024 compensation decisions by the People and Compensation Committee (the “Committee”) regarding our NEOs.

What We Do	What We Don’t Do
Performance metrics aligning pay with performance, with a structure designed to discourage excessive risk-taking, including utilizing caps on incentive plan payouts	Plans and programs that include single-trigger change-in-control provisions

Balanced short-term and long-term incentives using multiple performance metrics, which allows for the achievement of near-term targets while innovating to provide sustainable long-term growth	Compensation practices that encourage excessive risk-taking

Rigorous stock ownership and retention requirements for NEOs (values equal to a target multiple of base salary)	Policies that allow short sales, hedging, margin accounts, or pledging of Corteva securities by our executives and directors

A comprehensive compensation clawback policy covering cash and equity	The reloading, repricing, or backdating of stock options

An independent compensation consultant to advise on executive compensation	Grants of stock options with an exercise price less than fair market value

Tally sheets to monitor executive compensation	Tax gross-ups on benefits and perquisites (except for limited mobility benefits, if applicable)

Regular review of the Committee Charter to ensure independence and adherence to best practices and priorities	Dividend payments on unvested or unearned performance share units

Regular review our peer group with the Committee to ensure appropriate benchmarking of our compensation programs

Annual say-on-pay votes

Use of a sustainability modifier in our short-term incentive plan to hold executives accountable for incremental progress toward the Company’s sustainability objectives

Regular engagement with our investors on the Company’s strategy, governance, and compensation programs

Corteva 2025 Proxy Statement | 35

COMPENSATION DISCUSSION AND ANALYSIS

Summary of Our 2024 Compensation Actions

Linking Pay with Performance

Pay actions for our NEOs in 2024 reflected both our Company performance and our executive compensation philosophy of aligning pay with this performance. Corteva’s management and technology portfolio drove volume growth for its products across its segments throughout 2024, despite another year of volatile market conditions for inputs. This growth coupled with effective cost management drove significant Operating EBITDA growth and record Operating EBITDA Margin expansion in 2024.

2024 SHORT-TERM PERFORMANCE AND INCENTIVE COMPENSATION

The Company’s short-term incentive program includes an enterprise Performance Reward Plan (“PRP”), as well as separate business unit PRPs. The enterprise PRP had a payout factor of 79.6% of target for NEOs based on 2024 performance. This payout factor was based on performance against an Operating EBITDA target of $3.6 billion, an Operating EBITDA margin target of 20.5%, and a 2024 Free Cash Flow target of $1.75 billion. The seed business unit PRP had a payout factor of 98.7% based off of the enterprise PRP and performance against the seed business unit Operating EBITDA, Operating EBITDA margin, and Working Capital as a Percentage of Revenue targets of $2.225 billion, 22.8%, and 16.3% respectively. The crop protection business unit PRP had a payout factor of 58.8% based off the enterprise PRP and performance against crop protection business unit Operating EBITDA, Operating EBITDA margin, and Working Capital as a Percentage of Revenue targets of $1.5 billion, 19.2%, and 42.8% respectively. For further discussion, please see 2024 Compensation Decisions —Our Annual Compensation Program.

LONG-TERM PERFORMANCE AND INCENTIVE COMPENSATION

During the first quarter of 2024, the Committee granted the NEOs performance-based restricted stock units (“PSUs”), stock options, and restricted stock units (“RSUs”) under the Company’s long-term incentive program, which issues awards under Corteva’s 2019 Omnibus Incentive Plan. The long-term incentive is primarily designed to be performance-based, along with incentivizing the retention of our executive talent, with an award composed of 60% PSUs, and 20% each of options and RSUs. These PSU awards utilize RONA and Operating EPS Growth, equally weighted, to align with the Company’s long-term strategic priorities as measured over three years. The stock options awarded vest in equal installments over three years, which enhances the link between our NEOs’ compensation and our stockholders’ returns on their investment. Restricted stock units, vesting in equal installments over three years, were also granted by the Committee to incentivize the retention of our executives and further align NEOs’ compensation with the long-term interests of our stockholders.

HOW WE DETERMINE EXECUTIVE COMPENSATION

The Committee determines compensation for our NEOs and other executive officers and recommends CEO compensation to the independent Board members for their approval based upon their evaluation of the CEO’s performance. The NEOs for this Proxy Statement are Corteva’s current CEO and Chief Financial Officer, and the three next most highly compensated executive officers.

For 2024, the Committee maintained Frederic W. Cook & Co., Inc. (“Cook”) as its independent compensation consultant on executive compensation matters. Cook performs work at the direction and under the supervision of the Committee and provides no services to Corteva other than those for the Committee.

36 | Corteva 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Oversight Responsibilities for Executive Compensation

The table below summarizes the distribution of oversight responsibilities related to executive compensation.

People and Compensation Committee
•
Establishes executive compensation philosophy
•
Approves incentive compensation programs and target performance expectations for PRP and the PSU component of long-term incentive (“LTI”) awards
•
Approves all compensation actions for the executive officers, including base salaries, target and actual PRP awards, and LTI grants, including target and actual PSU awards, except CEO base salary and target awards approved by the independent Board members
•
Recommends compensation actions for the CEO to the independent Board members, including base salary, target PRP award, and LTI grant, including the target PSU award

All Independent Board Members	• Evaluates the performance of the CEO • Approves base salary, target PRP award, and LTI grant, including target and actual PSU award, for the CEO
Independent Committee Consultant — Cook
•
Provides independent advice, research, and analytical services on a variety of subjects to the Committee, including compensation of executive officers, nonemployee director compensation, and executive compensation trends
•
Participates in Committee meetings as requested and communicates with the Chair of the Committee between meetings

CEO	• Provides a performance assessment of the other executive officers • Recommends compensation targets and actual awards for the other executive officers to the Committee

In addition to Company performance, the Committee considers a broad array of facts and circumstances in finalizing executive officer pay decisions, including competitive analysis, tally sheets, and stockholder feedback. As part of its annual executive compensation evaluations, the Committee considered each NEO’s scope of responsibility, experience, performance, results and potential. The Committee also considered the need to retain talent, business conditions, and the competitive compensation levels for comparable positions benchmarked against the Company’s peer group and general industry information.

Our compensation programs are dynamic, and the Committee actively updates such programs in response to changing circumstances to ensure that our executive officers’ compensation is aligned with our stockholders’ interests. The Committee retains the authority to adjust awards when in its discretion exceptional circumstances warrant such adjustments from the Company’s established incentive programs.

We Conduct a Competitive Analysis

Peer Group Analysis

To ensure a complete and robust picture of the overall compensation environment, and to provide consistent comparisons against which to benchmark compensation for the CEO and other NEOs, we utilize a select group of peer companies (“peer group”) to:

•
Benchmark pay design including mix and performance criteria;
•
Test the link between pay and performance; and
•
Determine the competitiveness of the compensation paid to our NEOs.

The peer group generally reflects the agricultural and chemical industries in which we operate, represents the multiple markets in which we compete — including markets for executive talent, customers and capital — and comprises large companies with a strong scientific focus and/or research intensity and a significant international presence.

To help guide the selection process in an objective manner, the Committee established the following criteria requiring peer group companies be:

•
Publicly traded U.S. companies and select non-U.S. based companies traded on the New York Stock Exchange to facilitate pay design and performance comparisons;

Corteva 2025 Proxy Statement | 37

COMPENSATION DISCUSSION AND ANALYSIS

•
Direct business competitors; and
•
Companies similar in size to Corteva — 1/3X to 3X revenue and market capitalization criteria.

The Committee most recently reviewed Corteva’s peer group in July 2024 and reaffirmed their peer group first selected in 2022. The Corteva peer group for 2024 is set forth below.

3M Company	DuPont de Nemours, Inc.	International Flavors & Fragrances, Inc.
Air Products and Chemicals, Inc.	Eastman Chemical Company	Nutrien Ltd.
Archer-Daniels Midland Company	Ecolab Inc.	PPG Industries, Inc.
Avery Dennison Corporation	FMC Corporation	The Sherwin-Williams Company
Celanese Corporation	Honeywell International Inc.	Zoetis Inc.
Deere & Company

Published Compensation Surveys

In addition to benchmarking our compensation programs against our peer group, the Committee utilizes data obtained from published compensation surveys. The data utilized from these surveys represents large companies with median revenue comparable to Corteva’s. Data obtained from these published surveys are used in conjunction with peer group data in assessing the compensation of our NEOs and are used as a secondary source of data for assessing the compensation of our CEO.

Tally Sheets

For each NEO, the Committee annually reviews tally sheets that include all aspects of total compensation and the benefits associated with various termination scenarios. Tally sheets provide the Committee with information on all elements of actual and potential future compensation of the NEOs, as well as data on retention linkages. This helps the Committee confirm that there are no unintended consequences of its actions.

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The components of Corteva’s executive compensation program align with its executive compensation philosophy.

DIRECT COMPENSATION COMPONENTS

Pay Element	Role in Program/Objectives	How Amounts Are Determined
Base salary	• Provides regular source of income for NEOs • Provides foundation for other pay components (i.e., PRP targets expressed as a percentage of base salary)	Based on a range of factors, including peer data, market pay surveys, business results, and individual performance
PRP awards	• Align executives with annual goals and objectives • Create a direct link between executive pay and annual financial and operational performance	Actual payout is based on financial performance of Company, modified as applicable by sustainability performance
LTI awards
•
Link pay and performance — accelerate growth, profitability, and stockholder return
•
Align the interests of executives with stockholders
•
Balance plan costs, such as accounting and dilution, with employee-perceived value, potential earning opportunity, and employee share ownership objectives
Actual value realized is based on Company performance over a multi-year time frame and/or is linked to stock price

38 | Corteva 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Performance metrics for our short- and long-term incentive programs for our NEOs are established typically at the beginning of the calendar year in February. Adjustments to incentive award terms and conditions or criteria may be made by the Committee to recognize unusual or infrequent events affecting the Company or its financial statements, or due to changes in applicable laws, regulations, or accounting principles that are unrelated to the underlying operational performance of the Company. These adjustments can have either a positive or negative impact on award payouts.

On March 1, 2023, Corteva completed its acquisitions of the Stoller Group, Inc. (“Stoller”), one of the largest independent companies in the Biologicals industry, and Quorum Vital Investment, S.L. and its affiliates (“Symborg”), an expert in microbiological technologies (together "the Biologicals acquisitions"). With respect to PSU awards, the Committee excludes the impact of the sales, costs, and assets and liabilities from acquisitions completed during the performance year, if the performance payout is impacted plus or minus 5%. Additionally, with respect to PSU awards, the Committee excludes the impact of acquisitions which occur when more than 50% of the applicable performance award is complete. If 50% or more of the applicable performance period remains, performance targets may be adjusted for each of the performance years impacted by the acquisitions (year of acquisition plus years following). Consistent with this framework, the targets for the 2022-2024 PSU awards were adjusted to reflect the impact of the Biologicals acquisitions. See 2022-2024 Annual PSU Awards (PSUs Payable in 2025) for more information.

Target Compensation Pay Mix

To reinforce our pay-for-performance philosophy, Corteva targets a significant portion of our NEOs’ compensation to be “at risk”, tying each NEO’s compensation to the Company’s financial performance, the executive’s continued employment with the Company, and the performance of the Company’s common stock as indicated by our share price. We believe this approach motivates executives to consider the impact of their decisions on stockholder value.

2024 TARGET COMPENSATION MIX AND “PAY AT RISK”

CEO	Other NEOs

•
90% of targeted Total Direct Compensation (“TDC”) for the CEO at risk
•
16% of the at-risk pay is tied to achievement of annual incentive goals, and 84% is tied to achievement of financial goals and/or share price over a multi-year period

•
On average, 78% of TDC for the other NEOs is at risk
•
On average, 27% of the at-risk pay is tied to achievement of annual incentive goals, and 73% is tied to achievement of financial goals and/or share price over a multi-year period

Corteva 2025 Proxy Statement | 39

COMPENSATION DISCUSSION AND ANALYSIS

Benefits, Retirement and Other Compensation Components

In addition to the annual and long-term direct compensation programs designed to align pay with performance, we provide our executives with additional compensation elements including: health and welfare, paid time off, and other benefits, retirement plans, and limited perquisites.

Pay Element	Role in Program/Objectives	How Amounts Are Determined
Standard health, welfare, paid time off, and other benefits provided to other employees	• Same tax-qualified retirement, medical, dental, vacation benefit, life insurance, and disability plans provided to other employees	Tax-qualified plans are targeted to peer group median in the aggregate
Non-qualified retirement and deferred compensation plans provided to other employees
•
Nonqualified retirement plans that restore benefits above the Internal Revenue Code (“IRC”) limits for tax-qualified retirement plans as provided to other eligible employees
•
Nonqualified deferred compensation plan that allows for deferral of base salary, PRP and LTI awards
Nonqualified retirement plans are provided to restore benefits lost due to IRC limits
Change in Control and Executive Severance benefits
•
Severance benefits upon a change in control and qualifying termination (double-trigger) provided to ensure continuity of management in a potential change in control environment
•
A change in control does not automatically entitle an executive to this severance benefit. An executive must lose his/her job within a defined period surrounding the change in control (see Change in Control and Executive Severance Benefits below for more details)
•
Severance benefits not associated with a change in control provided as a component of overall competitive compensation and benefit employment package at senior executive levels in the organization
Benefits provided are a function of both the termination reason (i.e., whether or not associated with a change in control) and the executive level
Limited perquisites
•
Personal financial counseling (excluding tax preparation) at a cost of generally less than $10,000 per NEO
•
Executive Physical
•
Relocation expenses under a Corteva relocation policy generally applicable to its management employees
•
Company aircraft travel
Amounts are determined by market rates

Perquisites

Corteva’s general policy is to limit perquisites and other personal benefits to NEOs. However, these personal benefits may be provided to remain competitive with market practices or when they provide a benefit to the Company. For perquisites and other personal benefits, the Committee expects to pay amounts as determined by market practices and rates, or as established by applicable Company security policies or benefit programs applicable to all employees or all management-level employees. For additional information on perquisite and other benefit compensation, see the "2024 Summary Compensation Table".

40 | Corteva 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Change in Control and Executive Severance Benefits

To ensure that executives remain focused on Corteva business during a period of uncertainty that may arise in the case of a potential change in control, and to maintain the competitiveness of our overall executive compensation and benefit offerings, the Company maintains the Corteva, Inc. Change in Control and Executive Severance Plan. Each of the NEOs is a participant in the plan. For any benefits to be earned under the plan in association with a change in control, a change in control must occur and the executive’s employment must be terminated within two years following the change in control event, either by the Company without cause or by the executive for good reason (often called a “double trigger”). Under the Change in Control and Executive Severance Plan the CEO severance payout factor is 2.99.

The plan requires a release of claims as a condition to the payment of benefits and includes one-year non-competition and non-solicitation provisions and additional non-disparagement and confidentiality provisions. For additional information about benefits under the Change in Control and Executive Severance Plan see "Potential Payments Upon Termination or Change in Control".

HOW WE MANAGE COMPENSATION RISK

The Committee regularly monitors our compensation programs to assess whether those programs are motivating the desired behaviors while delivering on Corteva’s performance objectives and encouraging appropriate levels of risk-taking. In 2024, the Committee engaged Cook to perform a risk assessment of its compensation programs. Cook’s review encompassed an assessment of risk pertaining to a broad range of design elements, such as mix of pay, performance metrics, goal-setting and payout curves, and payment timing and adjustments, as well as other mitigating program elements noted below. Cook’s analysis determined, and the Committee concurred, that Corteva’s compensation programs do not encourage behaviors that would create undue material risk for Corteva.

Payout Limitations or Caps

Payout limitations, or “caps,” play a vital role in risk mitigation, and all metrics in the PRP and PSU programs are capped at 200% to protect against excessive payouts.

Stock Ownership Guidelines

The Company requires that NEOs accumulate and hold shares of Corteva Common Stock with a value equal to a specified multiple of base pay. These targets are 6, 4, and 3 times base salary for Corteva’s CEO, executive vice presidents, and senior vice presidents, respectively.

Stock ownership guidelines also include a retention ratio requirement. Under the guidelines, until the required ownership is reached, executives are required to retain 75% of net shares acquired upon any future vesting of stock units or exercise of stock options, after deducting shares used to pay applicable withholding taxes and/or exercise price, as applicable.

For purposes of the stock ownership guidelines, we include direct ownership of shares and stock units held in employee plans and RSU awards. Stock options and PSUs are not included in determining whether an executive has achieved the ownership levels. NEOs are generally expected to reach these targets in five years of their respective hire date or the Separation, as applicable. Messrs. Magro, Johnson, Eathington, King, and Fuerer have met their ownership guideline.

Compensation Recovery Policy (Clawback)

Corteva maintains a compensation recovery policy complying with the NYSE Listing Rules and Section 10D and Rule 10D-1 of the Exchange Act. The policy covers each current and former employee of Corteva or an affiliated company who is, or was, the recipient of incentive-based compensation (“Grantee”) awarded following the adoption of the policy, including each of our NEOs.

Under the policy, a mandatory clawback applies to our officers subject to Section 16 of the Exchange Act, if Corteva is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under securities law or is required to correct an error in previously issued financial statements to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Except where impracticable by law,

Corteva 2025 Proxy Statement | 41

COMPENSATION DISCUSSION AND ANALYSIS

Corteva's policy requires the reimbursement or forfeiture of any excess incentive-based compensation received by the Grantee over the amount that would have been paid to the Grantee had it been paid on the restated results. In any case, should Corteva demand reimbursement of amounts paid to a Grantee, the Grantee will be required to provide such repayment within ten (10) business days following such demand. The Committee in its discretion may also apply such clawback to other current and former senior employees of Corteva.

Also under our policy, if a Grantee, subject to the policy, engages in misconduct, then at the discretion of the Committee:

•
He/she may forfeit any right to receive any future awards or other equity-based incentive compensation; and/or
•
Corteva may demand repayment of any awards or cash payments already received by a Grantee.

“Misconduct” for purposes of our policy means any of the following:

•
The Grantee’s employment or service is terminated for cause;
•
There has been a breach of a noncompete or confidentiality covenant set out in any employee agreement or arrangement with Corteva; or
•
There has been a willful violation of Corteva’s Code of Conduct or other company policies that causes significant financial or reputational harm to Corteva.

Prohibition on Hedging and Pledging of Company Common Stock

Our insider trading policy includes an “anti-hedging” provision that prohibits directors and executive officers and certain of their related persons (such as certain of their family members and entities they control) from engaging in hedging transactions and short sales with respect to the securities of the Company or its subsidiaries. Our insider trading policy also prohibits our directors and executive officers from holding securities of the Company or its subsidiaries in a margin account and the pledging of any of these securities as collateral for a loan. Our insider trading policy strongly recommends that other employees not engage in hedging and pledging transactions.

2024 COMPENSATION DECISIONS

The Committee, at least annually, assesses the compensation of our NEOs relative to market. The compensation of our NEOs is generally targeted at the median of our peer group or external benchmark for each respective position. The Committee expects to continue moving the total compensation of our NEOs toward the median of our peer group or external benchmark.

Our Annual Compensation Program

Annual Base Salary

In setting 2024 NEO salaries, the Committee took a wide range of facts and circumstances into consideration. These included peer group competitiveness, broader market competitiveness, internal equity, and individual performance. The base salary increases for our NEOs, excluding Mr. Johnson who joined Corteva in September 2024, ranged from 2.4% to 3.8%.

Name	Base Salary as of January 1, 2024 ($)	Base Salary as of December 31, 2024 ($)	Increase %
Charles V. Magro	1,350,000	1,400,000	3.7%
David P. Johnson(1)	—	725,000	—
Samuel R. Eathington, Ph.D.	650,000	675,000	3.8%
Robert D. King	650,000	675,000	3.8%
Cornel B. Fuerer	625,000	640,000	2.4%
David J. Anderson	850,000	875,000	2.9%
Timothy P. Glenn	675,000	700,000	3.7%

1.
Mr. Johnson’s appointment as EVP, Chief Financial Officer was effective September 16, 2024.

42 | Corteva 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Annual Short-Term Incentives

Corteva’s PRP design for 2024 is intended to drive executives to maintain a strong focus on financial metrics closely linked to stockholder value creation over time. PRP awards were based on the below formula, measures, and weightings. The Committee approves the plan design and the factors for these metrics at the beginning of each fiscal year. Adjustments to incentive award terms and conditions or criteria may be made by the Committee to recognize unusual or infrequent events affecting the Company or its financial statements, or due to changes in applicable laws, regulations, or accounting principles that are unrelated to the underlying operational performance of the Company. These adjustments can have either a positive or negative impact on award payouts.

Corteva’s PRP utilizes business unit level plans to further align Corteva’s incentive programs with the interests of stockholders and with Corteva’s business unit structure to provide further accountability and increased performance transparency of these businesses. There are separate business unit plans for seed and crop protection, with target metrics specific to those business units. NEOs not assigned to a specific business unit are subject to the enterprise plan for their PRP.

Enterprise Plan		+	Corteva Operating EBITDA (50%)	Corteva Operating EBITDA Margin (25%)	Corteva Free Cash Flow (25%)	Enterprise Payout Factor	Sustainability Modifier +/- 10%

Business Unit Plans Seed Plan, Crop Protection Plan	Enterprise Payout Factor (50%)		Business Unit Operating EBITDA (25%)	Business Unit Operating EBITDA Margin (12.5%)	Business Unit Working Capital % of Revenue (12.5%)	Business Unit Payout Factor	Sustainability Modifier +/- 10%

Under the enterprise plan, the Committee weights Operating EBITDA at 50% due to the importance of this metric to stockholders in measuring the effectiveness of our operational performance and the comparability of Corteva's performance to peers. Operating EBITDA Margin and Free Cash Flow metrics each weighted at 25% are also included. The Operating EBITDA Margin metric is included in the design to allow more comparability to peers and incentivizes Corteva’s strategy to innovate and price effectively for its technology, while exercising disciplined expense management. The Free Cash Flow metric is designed to incentivize Corteva’s operational excellence and cash management initiatives by utilizing a measure encouraging working capital management and business practices that efficiently generate cash that can fund balanced investment in growth and stockholder returns.

To drive further business accountability and performance transparency to our stockholders, the seed and crop protection business unit segment include the enterprise payout factor weighted at 50% and business unit Operating EBITDA, Operating EBITDA Margin, and Working Capital as a Percentage of Revenue targets weighted at 25%, 12.5%, and 12.5 respectively. These business unit metrics provide deeper visibility to business unit performance, more opportunities for peer comparability, as well as business unit expense management and price execution.

The sustainability modifier is based on a holistic evaluation by the Committee of key accomplishments and actions taken during the year to advance Corteva’s values and sustainability performance, including progress on our sustainability goals, attracting and retaining the best talent through inclusivity, and developing and commercializing sustainable technology solutions to farmers. The Committee believes the inclusion of the sustainability modifier within the PRP reflects Corteva’s commitment to promoting values-driven leadership and sustainable innovation in a manner consistent with its long-standing, business-relevant environmental and governance priorities. The Committee may choose to apply the sustainability modifier to adjust the payout amounts upwards or downwards by up to 10% or determine not to make any adjustments. The Committee will not apply the sustainability modifier to increase the PRP payout above the overall cap of 200% of the total target payout opportunity under the program.

2024 PRP PERFORMANCE AND PAYOUT FACTOR

The table below highlights the business performance ranges for the Operating EBITDA, Operating EBITDA Margin, and Free Cash Flow metrics, the 2024 results relative to the business performance, and the payout factor for the enterprise PRP. A reconciliation and further explanation of non-GAAP metrics utilized in our enterprise and business unit PRP programs are shown in Appendix A of this Proxy Statement.

Corteva 2025 Proxy Statement | 43

COMPENSATION DISCUSSION AND ANALYSIS

Enterprise Metric	Threshold ($ in mm) (50% payout)	Target ($ in mm) (100% payout)	Maximum ($ in mm) (200% payout)	Actual ($ in mm)	% of Target Achieved	Weighting	Actual Weighted Payout Factor %

Operating EBITDA(1)	$3,240	$3,600	$3,960	$3,376	68.9%	50%	34.5%

Operating EBITDA Margin(2)	18.5%	20.5%	22.6%	20.0%	87.5%	25%	21.9%

Free Cash Flow(3)	$1,400	$1,750	$2,100	$1,699	92.7%	25%	23.2%

Total Weighted Payout Factor(4)							79.6%

(1)
Operating EBITDA is defined as earnings (i.e., income from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits, net, and foreign exchange gains (losses), excluding the impact of significant items (including goodwill impairment charges). Non-operating benefits, net consists of non-operating pension and other post-employment benefit (OPEB) credits, tax indemnification adjustments, environmental remediation and legal costs associated with legacy businesses and sites of Historical DuPont.
(2)
Operating EBITDA Margin is defined Operating EBITDA as a percentage of net sales.
(3)
Free Cash Flow is defined as cash provided by (used for) operating activities – continuing operations, less capital expenditures.
(4)
Total Weighted Payout Factor is rounded.

The table below highlights the business performance ranges for the seed business unit Operating EBITDA, Operating EBITDA margin, and Working Capital as a Percentage of Revenue metrics, the 2024 results relative to the business performance, and the payout factor for the seed business unit PRP. Mr. Glenn was the only NEO subject to the seed business unit PRP in 2024.

Seed BU Metric	Threshold ($ in mm) (50% payout)	Target ($ in mm) (100% payout)	Maximum ($ in mm) (200% payout)	Actual ($ in mm)	% of Target Achieved	Weighting	Actual Weighted Payout Factor %

Enterprise Payout Factor	—	—	—	—	79.6%	50%	39.8%

BU Operating EBITDA(1)	$2,003	$2,225	$2,448	$2,219	98.7%	25%	24.7%

BU Operating EBITDA Margin(2)	20.5%	22.8%	25.1%	23.2%	117.4%	12.5%	14.7%

Working Capital as % of Revenue(3)	19.6%	16.3%	13.0%	14.5%	155.8%	12.5%	19.5%

Total Weighted Payout Factor							98.7%

(1)
BU Operating EBITDA is defined as BU earnings (i.e., income from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits, net, and foreign exchange gains (losses), excluding the impact of significant items (including goodwill impairment charges). Non-operating benefits, net consists of non-operating pension and other post-employment benefit (OPEB) credits, tax indemnification adjustments, environmental remediation and legal costs associated with legacy businesses and sites of Historical DuPont.
(2)
BU Operating EBITDA Margin is defined BU Operating EBITDA as a percentage of BU net sales.
(3)
Working Capital as Percentage of Revenue is defined as an allocation of the combined business units working capital (current assets minus current liabilities, excluding cash and debt averaged over the first and second half of the fiscal year) divided by net sales.

44 | Corteva 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The table below highlights the business performance ranges for the crop protection business unit Operating EBITDA, Operating EBITDA Margin, and Working Capital as a Percentage of Revenue metrics, the 2024 results relative to the business performance, and the payout factor for the seed business unit PRP. Mr. King is the only NEO subject to the CP business unit PRP in 2024.

Crop Protection BU Metric	Threshold ($ in mm) (50% payout)	Target ($ in mm) (100% payout)	Maximum ($ in mm) (200% payout)	Actual ($ in mm)	% of Target Achieved	Weighting	Actual Weighted Payout Factor %

Enterprise Payout Factor	—	—	—	—	79.6%	50%	39.8%

BU Operating EBITDA(1)	$1,350	$1,500	$1,650	$1,272	0.0%	25%	0.0%

BU Operating EBITDA Margin(2)	17.3%	19.2%	21.1%	17.3%	50.0%	12.5%	6.3%

Working Capital as % of Revenue(3)	51.4%	42.8%	34.2%	42.7%	101.2%	12.5%	12.7%

Total Weighted Payout Factor							58.8%

(1)
BU Operating EBITDA is defined as BU earnings (i.e., income from continuing operations before income taxes) before interest, depreciation,amortization, non-operating benefits, net, and foreign exchange gains (losses), excluding the impact of significant items (including goodwill impairment charges). Non-operating benefits, net consists of non-operating pension and other post-employment benefit (OPEB) credits, tax indemnification adjustments, environmental remediation and legal costs associated with legacy businesses and sites of Historical DuPont.
(2)
BU Operating EBITDA Margin is defined BU Operating EBITDA as a percentage of BU net sales.
(3)
Working Capital as Percentage of Revenue is defined as an allocation of the combined business units working capital (current assets minus current liabilities, excluding cash and debt averaged over the first and second half of the fiscal year) divided by net sales.

The sustainability modifier is determined by the Committee’s holistic analysis that includes, among other factors, an evaluation by a Corteva management committee of Corteva’s overall sustainability performance and stakeholder feedback. Based on this assessment, the Committee made no PRP adjustment for the sustainability modifier in 2024.

The Committee approved the following payouts under the 2024 PRP for each of our NEOs:

Name	Year End Base Salary ($)(a)	PRP Target Percent (b)	PRP Target Amount ($) (c)	Company Component (d)	Sustainability Modifier (e)	Total PRP Payment Percent (f)	Total PRP Payout Amount ($)

			(a * b)			(d * e)	(c * f)

Charles V. Magro	1,400,000	150%	2,100,000	79.6%	100%	79.6%	1,671,600

David P. Johnson(1)	725,000	100%	725,000	79.6%	100%	79.6%	168,715

Samuel R. Eathington, Ph.D.	675,000	100%	675,000	79.6%	100%	79.6%	537,300

Robert D. King	675,000	100%	675,000	58.8%	100%	58.8%	396,900

Cornel B. Fuerer	640,000	85%	544,000	79.6%	100%	79.6%	433,024

David J. Anderson	875,000	100%	875,000	79.6%	100%	79.6%	696,500

Timothy P. Glenn	700,000	100%	700,000	98.7%	100%	98.7%	690,900

(1)
Mr. Johnson’s incentive payout was prorated based on his hire date of September 16, 2024.

Our Long-Term Incentive Program

Our LTI program as applicable to our NEOs consisted of PSUs, stock options, and RSUs, split 60%, 20%, and 20%, respectively, thereby providing a significant portion of each NEOs compensation in the form of at-risk, performance-based equity for 2024. All awards are based on fair value on the grant date.

For PSUs granted in 2024, the Committee utilized Operating EPS and Return on Net Assets (RONA) metrics, each weighted at 50%, to incentive long-term value creation. The Committee believes Operating EPS allows long-term performance comparability for stockholders and is highly correlated to stockholder returns. With respect to RONA, the Committee intends to incentive management to drive profitability from its asset footprint through disciplined management of capital investment projects that will drive cash flow and attractive long-term returns for stockholders.

Corteva 2025 Proxy Statement | 45

COMPENSATION DISCUSSION AND ANALYSIS

The following table summarizes the performance drivers, mix, and objectives for the various LTI components as they relate to our NEOs:

	PSUs	Stock Options	RSUs
2024 LTI mix	• 60%	• 20%	• 20%
Performance drivers	• RONA (weighted at 50% of PSU component) • Operating EPS Growth (weighted at 50% of PSU component)	• Stock price appreciation (longer-term)	• Stock price appreciation (longer-term)
Objectives	• Focus on value creation for stockholders through metrics highly correlated to stockholder returns • Provide strong line of sight to participants	• Stockholder alignment • Link to long-term business objectives	• Stockholder alignment • Link to long-term business objectives • Incentivizes retention during negative market conditions
Program design

• At the conclusion of the performance cycle, payouts can range from 0% to 200% of the target grant based on performance against RONA and Operating EPS Growth metrics

• PSUs are based on a three-year performance period and are awarded annually to each NEO at the beginning of the cycle

		• Options vest in one-third increments over three years • Ten-year term • Nonqualified stock option grants are made annually at the closing price on the date of grant • No repricing of stock options	• RSUs vest in one-third increments over three years • RSU grants are made annually at the closing price on the date of grant

Annual awards to employees, including NEOs, are made at a pre-established date during the month of February under the Corteva’s 2019 Omnibus Incentive Plan (“OIP”). This allows sufficient time for the market to absorb the announcement of annual earnings, which is made approximately two weeks or more prior. We do not time equity awards in coordination with the release of material nonpublic information. The grant price is the closing price on the date of grant. The actual number of shares earned for the PSUs granted in 2024 will be based on performance relative to Corteva’s RONA and Operating EPS Growth metrics for the performance period, covering January 2024 through December 2026.

In February 2024, the Committee adopted a growth incentive plan to incentivize and promote the long-term retention of the Company’s senior leadership, including Corteva’s NEOs, by providing a one-time stretch incentive opportunity to earn two times more than their target 2024 RSU award if they exceed a stretch two-year Adjusted EBITDA goal aligned to the Company’s year-end expectations for 2025 at the time of the grant, with shares delivered in January 2026 if the performance goal is achieved.

46 | Corteva 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In addition to our annual LTI incentive, Mr. Johnson received a one-time RSU award to replace forfeited opportunities and as an inducement to join Corteva. The RSU award had a fair market value of $2,800,000 on September 16, 2024 and will vest in three equal annual installments beginning on the first anniversary of the grant date. Outside of exceptional circumstances, NEOs will not be eligible for an off-cycle equity award until any other outstanding one-time award has vested.

Name	2024 LTI — PSU Value(1) ($)	2024 LTI — RSU Value(1)(2) ($)	2024 LTI — Stock Option Value(1) ($)	2024 LTI — Total Value( $)(3)

Charles V. Magro	6,600,011	2,200,004	2,200,018	11,000,032

David P. Johnson	1,320,038	3,240,083	440,016	5,000,137

Samuel R. Eathington, Ph.D.	900,039	300,013	300,001	1,500,052

Robert D. King	960,052	320,017	320,015	1,600,084

Cornel B. Fuerer	900,039	300,013	300,001	1,500,052

David J. Anderson	1,890,043	630,032	630,003	3,150,079

Timothy P. Glenn	1,035,014	345,023	345,013	1,725,050

(1)
Reflects the value the Committee considered when making the stock option, RSU and PSU awards, respectively, for 2024. These values differ slightly from the grant date fair value of equity awards shown in the Summary Compensation Table and Grants of Plan-Based Awards Table, which value the awards at the closing price of Corteva common stock on the date of grant.
(2)
In connection with his hiring, Mr. Johnson received a one-time equity award grant of 49,761 RSUs under the OIP. Mr. Johnson also received a grant of 7,820 RSUs with respect to his annual LTI incentive.
(3)
Totals do not sum due to rounding.

2022-2024 Annual PSU Awards (PSUs Payable in 2025)

In January 2022, the Committee (and, in the case of the CEO, the Board) approved, as part of its LTI incentive program, a grant of PSUs utilizing RONA and Operating EPS metrics in order to align executive compensation with our stockholders’ interest by incentivizing investment in long-term growth to drive earnings, as well as profitability from Corteva’s asset footprint through disciplined management of capital investment projects that will drive cash flow and attractive long-term returns for stockholders. The actual number of shares earned for the PSUs granted in 2022 was based on the average of Corteva’s RONA and Operating EPS growth metrics for the 3-year performance period, covering January 2022 through December 2024, as shown in the table below.

Metric	Weighting	Basis of Measurement
RONA	50%	Average RONA over the performance period
Operating EPS Growth	50%	Average Operating EPS Growth over the performance period

The performance period for the 2022 PSUs awarded in February 2022 ran from January 1, 2022 to December 31, 2024. The final number of shares earned was based on the above metrics over the performance period. The final payout determination was made in January 2025 after a review of the Company’s performance. Average RONA performance (weighted 50%) resulted in a 176% payout factor. Operating EPS Growth performance (weighted 50%) resulted in a payout factor of zero. This resulted in an overall payout at 88% of target. Consistent with our framework for acquisition adjustments, the targets for the 2022-2024 PSU awards were adjusted to reflect the impact of the Biologicals acquisitions in determining the payout factor for these awards. See the Appendix to this Proxy Statement for a reconciliation and further information on the non-GAAP metrics utilized for the 2022-2024 PSU awards.

Consistent with our framework for acquisition adjustments, with more than 50% of the performance period remaining on PSUs awarded in 2023, targets were also adjusted to reflect the impacts of the Biologicals acquisitions. Further details are provided in the 2024 Option Exercises and Stock Vested Table. Target units and year-end values for PSUs awarded in 2023 are included in the Outstanding Equity Awards Table.
Corteva 2025 Proxy Statement | 47

COMPENSATION OF EXECUTIVE OFFICERS

2024 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the NEOs for the fiscal year ending December 31, 2024. The NEOs for 2024 are Corteva’s current CEO and EVP, Chief Financial Officer (“CFO”), its next three most highly compensated executive officers, along with its former EVP, CFO and former EVP, Seed Business Unit. Totals in the table may not equal the summation of the columns due to rounding amounts to the nearest U.S. dollar.

Name and Principal Position (a)	Year (b)	Salary ($)(c)(1)	Bonus ($)(d)(2)	Stock Awards ($)(e)(3)	Option Awards ($)(f)(4)	Non-equity Incentive Plan Compensation ($)(g)(5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(h)(6)	All other compensation ($)(i)(7)	Total ($)(j)

Charles V. Magro	2024	1,402,308	—	8,800,014	2,200,018	1,671,600	—	433,119	14,507,058
Chief Executive Officer	2023	1,341,923	—	8,200,042	2,050,001	1,472,175	—	170,731	13,234,872
	2022	1,299,170	—	7,200,008	1,800,009	3,621,150	—	841,737	14,762,075

David P. Johnson	2024	214,712	450,000	4,560,121	440,016	168,715	—	5,225	5,838,788
EVP, Chief Financial Officer

Samuel R. Eathington, Ph.D.	2024	675,962	—	1,200,051	300,001	537,300	—	141,404	2,854,718
EVP, Chief Technology	2023	645,962	—	1,120,099	280,002	472,550	—	171,551	2,690,163
& Digital Officer	2022	609,231	—	1,040,060	260,012	1,160,625	—	36,551	3,106,479

Robert D. King	2024	675,962	—	1,280,069	320,015	396,900	—	109,876	2,782,821
EVP, Crop Protection Business	2023	641,923	—	1,200,079	300,009	283,400	—	118,627	2,544,037
Unit	2022	450,000	475,000	4,440,087	260,005	1,114,200	—	26,945	6,766,237

Cornel B. Fuerer	2024	642,385	—	1,200,051	300,001	433,024	—	127,166	2,702,626
SVP, Chief Legal & Public
Affairs Officer & Secretary

David J. Anderson	2024	877,500	—	2,520,075	630,003	696,500	—	237,187	4,961,265
Former EVP, Chief Financial	2023	841,923	—	2,480,076	620,002	617,950	—	312,889	4,872,840
Officer	2022	792,115	—	2,400,037	600,008	1,485,600	—	1,464,693	6,742,452

Timothy P. Glenn	2024	701,154	—	1,380,037	345,013	690,900	—	148,101	3,265,205
Former EVP, Seed Business	2023	670,962	—	1,360,102	340,021	834,300	84,877	168,808	3,459,069
Unit	2022	646,058	—	1,200,069	300,004	1,207,050	—	141,742	3,494,923

(1)
Salary amounts for Messrs. Johnson and King were prorated for their length of service in 2024 and 2022, respectively. Mr. Magro’s salary and non-equity incentive plan compensation were paid in Canadian dollars for part of 2022. For the period of January 2022 through September 2022, reported amounts for Mr. Magro used an average monthly rate of 0.78192 U.S. Dollar to 1.00 Canadian Dollar. Mr. Magro’s salary after his relocation was paid in U.S. Dollars.
(2)
Amounts represent the one-time cash signing bonus for Mr. Johnson to compensate for certain cash incentive compensation from his former employer that would be forfeited, in order to join Corteva. Amounts represent the one-time cash signing bonus for Mr. King to compensate for certain cash incentive and sign-on compensation from his former employer that would be either forfeited or returned, in order to join Corteva.
(3)
Amounts represent the aggregate grant date fair value of RSU and PSU awards in the year of grant in accordance with the same standard applied for financial accounting purposes, Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. If valued assuming a maximum payout on the Performance Share program, the value of the 2024 awards would be: Mr. Magro, $13,200,021; Mr. Johnson, $2,640,076, Dr. Eathington, $1,800,077 Mr. King, $1,920,104, Mr. Fuerer, $1,800,077, Mr. Anderson, $3,780,086; and Mr. Glenn, $2,070,029. This column does not represent the stock-based compensation expense recognized in the Company’s financial statements for the respective year end. See "2024 Grants of Plan-Based Awards — Grant Date Fair Value of Stock and Option Awards".
(4)
Amounts represent the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718 in the year of grant. A discussion of the assumptions used in calculating these values can be found in Note 19 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. This column does not represent the stock-based compensation expense recognized in the Company’s financial statements for the year ended December 31, 2024.
(5)
Individual results for Non-Equity Incentive Plan Compensation are detailed in "Compensation Discussion and Analysis — 2024 Compensation Decisions" and reflect income earned for performance achieved in the respective year.
(6)
This column reports the estimated change in the actuarial present value of an NEO’s accumulated pension benefits and any above-market earnings on nonqualified deferred compensation balances. The Company does not credit participants in the nonqualified plans with above-market earnings, therefore, only the change in the pension value is reflected here. Where the overall change in pension value is negative, no value is reported.
(7)
Amounts shown in this column include Company contributions to both qualified and non-qualified defined contribution plans, as applicable, as well as the value of certain perquisites or other personal benefits. For a detailed discussion of the items and amounts reported in this column, refer to the All Other Compensation section of the narrative discussion following this footnote.

Corteva 2025 Proxy Statement | 48

COMPENSATION OF EXECUTIVE OFFICERS

Narrative Discussion of Summary Compensation Table

Salary

Amounts shown in the “Salary” column of the table above represent base salary earned during 2024.

Stock Awards

Amounts shown in the “Stock Awards” column of the table above represent the aggregate grant date fair value of RSUs and PSUs computed in accordance with FASB ASC Topic 718. For PSUs, the aggregate grant date fair value is based upon the probable outcome of the performance conditions. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. See "2024 Grants of Plan-Based Awards — Grant Date Fair Value of Stock and Option Awards" for a detailed discussion of the grant date fair value of stock awards.

Option Awards

Amounts shown in the “Option Awards” column of the table above represent the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. Refer to "2024 Grants of Plan-Based Awards — Grant Date Fair Value of Stock and Option Awards" for a detailed discussion of the grant date fair value of option awards.

Non-Equity Incentive Plan Compensation

Amounts shown in this column of the table above represent cash-based annual incentives under the PRP. Refer to "Compensation Discussion and Analysis —Our Annual Compensation Program — Annual Short-Term Incentives" in the for a detailed discussion of the calculation of individual results for payouts under the PRP for our NEOs.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

Amounts shown in this column of the table above represent the estimated change in the actuarial present value of accumulated pension benefits for Mr. Glenn at retirement at age 65. Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 18 (“Pension Plans and Other Post-Employment Benefits”) to the Consolidated Financial Statements in Corteva’s Annual Report on Form 10-K for the year ended December 31, 2024. Assumptions are further described in the narrative discussion following the Pension Benefits table.

There were no above-market or preferential earnings during 2024 on nonqualified deferred compensation. Generally, earnings on nonqualified deferred compensation include returns on investments in seven core investment alternatives, interest accruals on cash balances, Corteva common stock returns, and dividend reinvestments. Interest is accrued on cash balances based on a rate that is traditionally less than 120% of the applicable federal long-term rate, and dividend equivalents are accrued at a non-preferential rate. In addition, the other core investment alternatives are a subset of the investment alternatives available to all employees under the Company’s Retirement Savings Plan (“RSP”). Accordingly, these amounts are not considered above-market or preferential earnings for purposes of, and are not included in, the "2024 Summary Compensation Table".

Accordingly, all amounts shown in this column reflect the change in the pension value under the Pension Plan and Pension Restoration Plan. The change in pension value represents the change in the present value from the prior measurement date of an NEO’s accumulated benefit as of the applicable pension measurement date.

Corteva 2025 Proxy Statement | 49

COMPENSATION OF EXECUTIVE OFFICERS

All Other Compensation

Amounts shown in the “All Other Compensation” column of the table for 2024 above include perquisites and personal benefits, severance benefits to former employees, and Company contributions to both qualified and nonqualified defined contribution plans. The following table details those amounts.

Name	Perquisites and Other Personal Benefits ($)(a)	Registrant Contributions to Qualified Defined Contribution Plans ($)(b)	Registrant Contributions to Nonqualified Defined Contribution Plans ($)(c)
Charles V. Magro	112,490	30,600	290,028
David P. Johnson	206	5,019	—
Samuel R. Eathington, Ph.D.	18,651	30,600	92,153
Robert D. King	—	30,600	79,276
Cornel B. Fuerer	18,736	30,600	77,830
David J. Anderson	78,095	30,600	128,491
Timothy P. Glenn	—	30,600	117,501

(a)
Amounts for Messrs. Magro, Eathington, and Anderson include the value of the personal use of the Company’s aircraft in amounts of $106,807, $18,651 and $78,095 respectively. Mr. Magro under the Company’s policies is required for his personal safety to use the Company’s aircraft for both business and personal flights. Corteva otherwise allows executives and directors, and when accompanying the executive their immediate family members, to use its corporate aircraft for personal use for reasons of safety and for the Company’s preference and convenience. The value of personal aircraft usage reported above is based on the actual direct operating costs for operating the aircraft, including jet fuel, maintenance, crew travel, catering, in-flight wi-fi data usage, and airport related fees. Since the corporate aircraft is used primarily for business travel, the methodology excludes fixed costs which do not change based on usage, such as pilots’ and other employees’ salaries, purchase costs of the aircraft and non-trip-related hangar expenses. Amounts for Messrs. Magro and Fuerer include $5,683 and $2,094, respectively, for executive physicals. Mr. Fuerer's perquisites also include $9,500 in financial counseling and $7,142 in interest earned under the Company's pension policy transferee plan.
(b)
Amounts represent Corteva’s match to the RSP on the same basis as provided to U.S. parent company employees. For 2024, the RSP provided a Company match of 100% of the first 6% of the employee’s contribution. Amounts also include an additional Company contribution of 3%.
(c)
Amounts represent Corteva’s match to the Retirement Savings Restoration Plan (“RSRP”) on the same basis as provided to U.S. parent company employees who fall above the applicable IRC limits. For 2024, the RSRP provided a Company match of 100% of the first 6% of the employee’s eligible contributions. Amounts also include an additional Company contribution of 3% of eligible contributions.

50 | Corteva 2025 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

2024 GRANTS OF PLAN-BASED AWARDS

The following table provides information on PRP awards, stock options, RSUs and PSUs granted in 2024 to each of our NEOs. For a complete understanding of the table, refer to the narrative discussion that follows.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number Of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Charles V. Magro		—	2,100,000	4,200,000	—	—	—	—	—	—
	2/20/2024	—	—	—	0	121,413	242,826	—	—	—	6,600,011
	2/20/2024	—	—	—	—	—	—	40,471	—	—	2,200,004
	2/20/2024	—	—	—	—	—	—	—	116,960	$54.36	2,200,018
David P. Johnson		—	725,000	1,450,000	—	—	—	—	—	—
	9/16/2024	—	—	—	0	23,459	46,918	—	—	—	1,320,038
	9/16/2024	—	—	—	—	—	—	57,581	—	—	3,240,083
	9/16/2024	—	—	—	—	—	—	—	23,606	$56.27	440,016
Samuel R. Eathington, Ph.D.		—	675,000	1,350,000	—	—	—	—	—	—
	2/20/2024	—	—	—	0	16,557	33,114	—	—	—	900,039
	2/20/2024	—	—	—	—	—	—	5,519	—	—	300,013
	2/20/2024	—	—	—	—	—	—	—	15,949	$54.36	300,001
Robert D. King		—	675,000	1,350,000	—	—	—	—	—	—
	2/20/2024	—	—	—	0	17,661	35,322	—	—	—	960,052
	2/20/2024	—	—	—	—	—	—	5,887	—	—	320,017
	2/20/2024	—	—	—	—	—	—	—	17,013	$54.36	320,015
Cornel B. Fuerer		—	544,000	1,088,000	—	—	—	—	—	—
	2/20/2024	—	—	—	0	16,557	33,114	—	—	—	900,039
	2/20/2024	—	—	—	—	—	—	5,519	—	—	300,013
	2/20/2024	—	—	—	—	—	—	—	15,949	$54.36	300,001
David J. Anderson		—	875,000	1,750,000	—	—	—	—	—	—
	2/20/2024	—	—	—	0	34,769	69,538	—	—	—	1,890,043
	2/20/2024	—	—	—	—	—	—	11,590	—	—	630,032
	2/20/2024	—	—	—	—	—	—	—	33,493	$54.36	630,003
Timothy P. Glenn		—	700,000	1,400,000	—	—	—	—	—	—
	2/20/2024	—	—	—	0	19,040	38,080	—	—	—	1,035,014
	2/20/2024	—	—	—	—	—	—	6,347	—	—	345,023
	2/20/2024	—	—	—	—	—	—	—	18,342	$54.36	345,013

Narrative Discussion of Grants of Plan-Based Awards Table

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

Amounts shown in this column of the table above represent PRP award opportunities for 2024 under the OIP. A target PRP award is established for each NEO at the beginning of the relevant fiscal year based on a percentage of the NEO’s base salary. To the extent that the Committee approves changes to a NEO’s base salary or the PRP target (as a percentage of base salary) during a fiscal year, the PRP is designed such that the base salary and PRP target as a percentage of base salary in effect at the end of the fiscal year are assumed to have been in effect for the entire fiscal year. The Committee (and, in the case of the CEO, the Board) approved the PRP targets for our NEOs in February 2024 as shown above. The actual PRP payout for NEOs, which can range from 0% to 200% of target, is based on corporate financial performance and modified for sustainability performance as applicable. Refer to "Compensation Discussion and Analysis — 2024 Compensation Decisions — Our Annual Compensation Program — Annual Short-Term Incentives" for more details.

Estimated Future Payouts Under Equity Incentive Plan Awards

Amounts shown in this column of the table above represent the potential payout range of PSUs granted in 2024. Vesting is based upon performance against RONA and Operating EPS growth targets. At the conclusion of the three-year performance period, the actual award, vested and delivered as Corteva common stock, can range from 0% to 200% of the original grant. Dividend equivalents are applied after the final performance determination only to the extent that the underlying awards vest based upon performance. For a discussion of the impact on PSUs of any termination, see Potential Payments Upon Termination or Change in Control.

Grant Date Fair Value of Stock Options and Stock Awards

Except with respect to PSUs, amounts shown in this column of the table above reflect the grant date fair value of the equity award computed in accordance with FASB ASC Topic 718. For PSUs, the grant date fair value is based upon the probable

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COMPENSATION OF EXECUTIVE OFFICERS

outcome of the performance conditions as of the grant date. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

OUTSTANDING EQUITY AWARDS

The following table shows the number of shares underlying exercisable and unexercisable options, as well as unvested RSUs and unearned PSUs, held by our NEOs at December 31, 2024. Market or payout values in the table below are based on the closing price of Corteva common stock as of that date.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(a)	Number of Securities Underlying Unexercised Options (#) Unexercisable(a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(c)(d)

Charles V.	2/18/2022	86,207	43,104	50.70	2/18/2032	12,238	697,075	—	—
Magro	2/28/2023	31,901	63,804	62.29	2/28/2033	22,463	1,279,508	98,732	5,623,775
	2/20/2024	—	116,960	54.36	2/20/2034	40,953	2,332,671	121,413	6,915,684
David P. Johnson	9/16/2024	—	23,606	56.27	9/16/2034	57,747	3,289,272	23,459	1,336,225
Samuel R.	2/26/2021	24,829	—	45.15	2/26/2031	—	—	—	—
Eathington,	2/18/2022	12,452	6,227	50.70	2/18/2032	1,768	100,694	—	—
Ph.D	2/28/2023	4,357	8,715	62.29	2/28/2033	3,069	174,816	13,486	768,163
	2/20/2024	—	15,949	54.36	2/20/2034	5,585	318,105	16,557	943,087
Robert D. King	4/4/2022	9,973	4,987	58.67	4/4/2032	21,450	1,221,780	—	—
	2/28/2023	4,668	9,338	62.29	2/28/2033	3,289	187,324	14,449	823,015
	2/20/2024	—	17,013	54.36	2/20/2034	5,957	339,315	17,661	1,005,971
Cornel B.	2/18/2022	11,494	5,748	50.70	2/18/2032	1,632	92,970	—	—
Fuerer	2/28/2023	4,357	8,715	62.29	2/28/2033	3,069	174,816	13,486	768,163
	2/20/2024	—	15,949	54.36	2/20/2034	5,585	318,105	16,557	943,087
David J.	2/18/2022	14,368	—	50.70	2/18/2032	4,079	232,339	—	—
Anderson	2/28/2023	300	19,297	62.29	2/28/2033	6,794	386,982	29,861	1,700,883
	2/20/2024	—	33,493	54.36	2/20/2034	11,728	668,025	34,769	1,980,442
Timothy P.	2/2/2017	36,942	—	34.68	2/1/2027	—	—	—	—
Glenn	2/15/2018	15,093	—	41.94	2/14/2028	—	—	—	—
	2/26/2021	47,090	—	45.15	2/25/2031	—	—	—	—
	2/18/2022	14,368	7,184	50.70	2/18/2032	2,040	116,198	—	—
	2/28/2023	5,291	10,583	62.29	2/28/2033	3,727	212,281	16,376	932,777
	2/20/2024	—	18,342	54.36	2/20/2034	6,423	365,829	19,040	1,084,518

(a)
Stock option awards vest in three equal installments on the first, second and third anniversaries of the grant date.
(b)
RSUs granted under the OIP generally vest in three equal installments on the first, second and third anniversaries of the grant date shown in the table.
(c)
Market values based on the December 31, 2024, closing stock price of $56.96 per share of Corteva common stock.
(d)
These PSUs reflect the number of shares deliverable at target performance. The actual number of shares to be delivered will be determined at the end of the respective performance period (December 31, 2025 or December 31, 2026, respectively).

52 | Corteva 2025 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

2024 OPTION EXERCISES AND STOCK VESTED

The table below shows the number of shares of Corteva common stock acquired upon the exercise of stock options and the vesting of RSUs and PSUs during 2024. Stock awards include PSUs granted in 2022, which vested December 31, 2024, and were paid out in January 2025. See "Compensation Discussion and Analysis — 2024 Compensation Decisions — 2022-2024 PSU Program (Payable in 2025)" for more information on the 2022 PSUs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
Charles V. Magro	—	—	120,112	7,469,114
David P. Johnson	—	—	—	—
Samuel R. Eathington, Ph.D.	31,686	765,622	17,264	1,074,185
Robert D. King	—	—	34,948	2,083,608
Cornel B. Fuerer	77,408	1,728,449	16,051	997,881
David J. Anderson	134,315	1,829,721	67,146	3,971,590
Timothy P. Glenn	74,504	2,279,293	20,010	1,244,388

PENSION BENEFITS

The following table lists the pension program participation and actuarial present value of accumulated benefits for the NEOs under their respective defined benefit pension plan and associated plans, as of December 31, 2024, for each of the NEOs that participates. The plans in which Mr. Glenn participates are plans that were assumed by the Company when it separated from DowDuPont, Inc. None of the other Company’s NEOs are eligible to, nor, participate in any defined benefit plan sponsored by the Company or any of its subsidiaries.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)
Timothy P. Glenn	Pension and Retirement Plan	19.0	479,929
	Pioneer Hi-Bred International, Inc. GAP Retirement Plan	19.0	559,312

Narrative Discussion of Pension Benefits

The Pension and Retirement Plan

Mr. Glenn participates in the Pension and Retirement Plan (the “Pension Plan”), a tax-qualified defined benefit pension plan that generally covers a majority of those of our U.S. employees who were employees of historical DuPont prior to its separation from DowDuPont, Inc., except those hired or rehired by historical DuPont after December 31, 2006. The Pension Plan currently provides employees with a lifetime retirement income based on years of service and the employees’ final average pay near retirement. On November 30, 2018 (the “Effective Date”), the Company froze the pay and service amounts used to calculate pension benefits for then-active employees who were participants in the Pension Plan.

The normal form of benefit for married individuals is a 50% qualified joint and survivor annuity. The normal form of benefit for unmarried individuals is a single life annuity, which is actuarially equivalent to the normal form for married individuals. Normal retirement age under the Pension Plan is generally age 65, and benefits are vested after five years of service.

Mr. Glenn participates in Title IV of the Pension Plan. Under the provisions of Title IV of the Pension Plan, employees are eligible for unreduced pensions when they reach normal retirement age of age 65 or older with at least five years of service. An

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COMPENSATION OF EXECUTIVE OFFICERS

employee who is not eligible for retirement with an unreduced pension is eligible for retirement with a reduced pension if he is at least age 55 with at least 5 years of service. For participants with less than 30 years of service at retirement, the pension is reduced by 1/180 for each of the first 60 months prior to normal retirement age and reduced by 1/360 for each of the next 60 months that precede normal retirement age. For participants with 30 or more years of service at retirement, the pension is reduced by 1/400 for each month prior to normal retirement age. Title IV of the Pension Plan closed to new participants on January 1, 2012.

The primary pension formula under Title IV of the Pension Plan provides a monthly retirement benefit equal to:

(1.10% of Final Average Earnings up to Integration Level	+	1.47% of Final Average Earnings in excess of Integration Level	)	×	Years of Credited Service Projected to Normal Retirement Date, up to 35 years	×	Years of Credited Service Through 12/31/2011
	+						÷
1.00% of Final Average Earnings				×	Years of Credited Service Projected to Normal Retirement Date, in excess of 35 years, if any		Total Years of Credited Service at Normal Retirement Date

PLUS

(0.55% of Final Average Earnings up to Integration Level	+	0.735% of Final Average Earnings in excess of Integration Level	)	×	Years of Credited Service Projected to Normal Retirement Date, up to 35 years	×	Years of Credited Service From 01/01/2012 Through the Effective Date
	+						÷
0.50% of Final Average Earnings				×	Years of Credited Service Projected to Normal Retirement Date, in excess of 35 years, if any		Total Years of Credited Service at Normal Retirement Date

Final Average Earnings are based on the employee’s 60 highest consecutive months of earnings out of the last 120 months prior to the earlier of termination of employment or the Effective Date. Compensation includes regular compensation plus the PRP award. Integration Level is in accordance with IRC guidance but in no event will it increase after the Effective Date.

For the purpose of unreduced pension, employees’ age, and service post Effective Date until termination of employment, will be counted in determining the retirement eligibility. Mr. Glenn was eligible for a reduced pension.

The Pioneer Hi-Bred International Inc. GAP Retirement Plan

If benefits provided under the Pension Plan exceed the applicable IRC compensation or benefit limits, and the excess benefit for Title IV of the Pension Plan is paid under the Pioneer Hi-Bred International Inc. GAP Retirement Plan (the “Pioneer GAP Plan”), an unfunded non-qualified plan. The form of benefit under the Pioneer GAP Plan for Mr. Glenn would be a single life annuity. The mortality tables and interest rates used to determine lump sum payments are the Applicable Mortality Table and the Applicable Interest Rate prescribed by the Secretary of the Treasury in IRC Section 417(e)(3).

The Company does not grant any extra years of credited service for pension benefit purposes. Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 18 (“Pension Plans and Other Post-Employment Benefits”) to the Consolidated Financial Statements in Corteva’s Annual Report on Form 10-K for the year ended December 31, 2024. All other assumptions are consistent with those used in Note 18, except that the present value of accumulated benefit uses a retirement age at which the NEO may retire with an unreduced benefit under the Pension Plan. The valuation method used for determining the present value of the accumulated benefit is the traditional unit credit cost method.

54 | Corteva 2025 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information on Corteva’s defined contribution or other plans that provide for deferrals of compensation on a basis that is not tax-qualified. For a complete understanding of the table, refer to the narrative discussion that follows.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdraws / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Charles V. Magro	151,065	151,065	14,387	—	625,268
David P. Johnson	—	—	—	—	—
Samuel R. Eathington, Ph.D.	47,870	47,870	39,889	—	429,257
Robert D. King	36,521	36,521	10,265	—	320,558
Cornel B. Fuerer	40,703	40,703	126,879	—	1,192,971
David J. Anderson	68,594	68,594	185,594	—	1,027,673
Timothy P. Glenn	71,075	71,075	291,436	—	1,902,244

(1)
Executive contributions are included in salary for 2024 in the Summary Compensation Table.
(2)
Company contributions are included in All Other Compensation for 2024 in the Summary Compensation Table.

Narrative Discussion of the Nonqualified Deferred Compensation Table

Corteva offers two nonqualified deferred compensation programs under which participants may voluntarily elect to defer some portion of base salary, PRP, or LTI awards until a future date. Deferrals are credited to an account and earnings are calculated thereon in accordance with the applicable investment option or interest rate. With the exception of the Retirement Savings Restoration Plan (“RSRP”), there are no Company contributions or matches. The RSRP was adopted to restore Company contributions for certain U.S. employees that would be lost due to IRC limits on compensation under Corteva’s tax-qualified savings plan.

The following provides an overview of the various deferral options as of December 31, 2024.

RSRP:

Under the RSRP, eligible employees can elect to defer eligible compensation (generally, base salary plus PRP) that exceeds the regulatory limits ($345,000 in 2024) in increments of 1% up to 6%. Corteva matches participant contributions on a dollar-for-dollar basis up to 6% of eligible pay. Corteva also makes an additional contribution of 3% of eligible compensation to participants in the RSRP as of December 31. The additional 3% contribution is made during the first quarter of the following calendar year. Participant investment options under the RSRP mirror the options available under the qualified plan. Distributions may be made in the form of a lump sum or annual installments after separation from service.

Management Deferred Compensation Program (“MDCP”):

Under the MDCP, a NEO can elect to defer the receipt of up to 60% of his base salary and/or PRP award. Corteva does not match deferrals under the MDCP. Participants may select from among seven core investment options under the MDCP, including Corteva common stock units with dividend equivalents credited as additional stock units. In general, distributions may be made in the form of a lump sum at a specified future date prior to separation from service or a lump sum or annual installments after separation from service.

In addition, under the MDCP, a NEO can elect to defer the receipt of 100% of his LTI awards (RSUs and/or PSUs). Corteva does not match LTI deferrals under the MDCP. LTI deferrals under the MDCP are in the form of Corteva common stock units with dividend equivalents credited as additional stock units.

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COMPENSATION OF EXECUTIVE OFFICERS

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As described in the CD&A, the Company maintains a Change in Control and Executive Severance Plan. For a description of the plan, see "Compensation Discussion and Analysis — Components of Our Executive Compensation Program — Change in Control and Executive Severance Benefits."

Benefits provided under the plan are highlighted in the table below.

Benefit Element	Qualifying Termination Associated with a Change in Control	Qualifying Termination NOT Associated with a Change in Control
Severance benefit	Lump sum cash payment equal to two times (2.99 times for the CEO) the sum of the executive’s base salary and target annual PRP award	Lump sum cash payment equal to one and one-half times (two times for the CEO) the sum of the executive’s base salary and target annual PRP award
PRP in year of termination	Lump sum cash payment equal to the pro-rated portion of the executive’s target annual PRP award	Lump sum cash payment equal to the pro-rated portion of the executive’s target annual PRP award
Benefit continuation	Continued health and welfare benefits, financial counseling (as applicable) and outplacement services for two years (2.99 years for the CEO)	Continued health and welfare benefits and outplacement services for one and one-half years (two years for the CEO)
Equity award treatment	Acceleration of all unvested equity awards, with unexercised stock options remaining exercisable for their full term	Treatment of awards subject to terms and conditions of each specific grant

Potential payments under the plan are reflected in the table below. The table also includes potential payments under the OIP. The treatment of benefits under each plan on termination or change in control is detailed in the footnotes to the table.

The following information does not quantify payments under plans that are generally available to all salaried employees, similarly situated to the NEOs, including in age, years of service, date of hire, and that do not discriminate in scope, terms, or operation in favor of executive officers. For example, all participating employees who terminated on December 31, 2024, are entitled to receive any PRP awards for the 2024 performance year. See also the Pension Benefits and Nonqualified Deferred Compensation tables and accompanying narrative discussions for benefits or balances, as the case may be, under those plans as of December 31, 2024.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect those amounts include the timing during the year of any such event, Corteva’s stock price and the executive’s age.

If an individual engages in misconduct, we may demand that he/she repay any long-term or short-term incentive award, or cash payments received as a result of such an award, within 10 days following written demand by Corteva. See "Compensation Discussion and Analysis — How We Manage Compensation Risk — Compensation Recovery Policy (Clawback)" for further discussion.

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COMPENSATION OF EXECUTIVE OFFICERS

For the CEO and other NEOs, the benefits that would become payable upon termination of employment, death, disability, or change in control as of December 31, 2024, are outlined below. The value of long-term incentives which would accelerate or otherwise continue to vest as a result of the executive’s termination is based in part in reference to Corteva’s closing stock price of $56.96 on December 31, 2024, as reported on the New York Stock Exchange.

Name	Benefit	Termination without Cause or for Good Reason 24 months following a Change in Control ($)	Other Termination without Cause or for Good Reason ($)(1)	Death or Disability ($)	Voluntary Separation ($)(2)
Charles V. Magro	Severance(3)	10,465,000	7,000,000	—	—
	LTI Acceleration / Vesting(4)	17,422,641	8,539,964	10,937,593	—
	Health & Welfare Benefits(5)	55,981	33,888	—	—
	Outplacement & Financial Planning(6)	9,900	9,900	—	—
David P. Johnson	Severance(3)	2,900,000	2,175,000	—	—
	LTI Acceleration / Vesting(4)	4,641,785	1,547,206	3,750,968	—
	Health & Welfare Benefits(5)	22,496	14,497	—	—
	Outplacement & Financial Planning(6)	9,900	9,900	—	—
Samuel R. Eathington, Ph.D.	Severance(3)	2,700,000	2,025,000	—	—
	LTI Acceleration / Vesting(4)	2,385,312	1,173,335	1,500,534	—
	Health & Welfare Benefits(5)	10,257	6,338	—	—
	Outplacement & Financial Planning(6)	9,900	9,900	—	—
Robert D. King	Severance(3)	2,700,000	2,025,000	—	—
	LTI Acceleration / Vesting(4)	3,621,638	2,327,276	2,676,653	—
	Health & Welfare Benefits(5)	32,954	21,469
	Outplacement & Financial Planning(6)	9,900	9,900	—	—
Cornel B. Fuerer	Severance(3)	2,368,000	1,776,000	—	—
	LTI Acceleration / Vesting(4)	2,374,590	1,162,613	1,489,812	1,162,613
	Health & Welfare Benefits(5)	32,957	21,471	—	—
	Outplacement & Financial Planning(6)	28,900	24,150	—	—
David J. Anderson	LTI Acceleration / Vesting(4)	—	—	—	911,829
Timothy P. Glenn	LTI Acceleration / Vesting(4)	—	—	—	1,388,515

(1)
Generally represents Company-initiated terminations not associated with a Change in Control, but in certain cases may also be applicable to terminations associated with a mutually-agreed upon retirement.
(2)
Per the provisions of the Company’s OIP and of the terms and conditions of awards granted under the OIP, employees who voluntarily terminate their employment with the Company after having reached age 55, and who have a minimum of 10 years of service with the Company, are eligible to continue to vest in all or a portion of the outstanding equity awards they hold at the time of their separation.
(3)
Per the provisions of the Company’s Change in Control and Executive Severance Plan, amounts represent a lump sum payment equal to two times (or, in the case of the CEO, 2.99 times) the sum of an executive’s base salary plus target bonus in the case of a termination with respect to a Change in Control, or one and one-half times (two times, in the case of the CEO) the sum of the base salary plus target bonus in the case of a termination not with respect to a Change in Control. In each case, the plan also calls for a lump sum payment equal to the prorated portion of the executive’s target bonus in the year of termination (prorated for the number of months of service rendered during the year). However, because the Company’s PRP provides for the payment of any bonus earned by an eligible employee who is an active employee through the last day of the fiscal year, and because the table above assumes the termination of employment occurs on such date, the amount due under the Change in Control and Executive Severance Plan with respect to a prorated bonus in year of termination is not incremental to the PRP, and as such is not included in the amounts above.
(4)
In the case of termination with respect to a Change in Control, amounts include the value of all outstanding and unvested stock options, outstanding RSUs and outstanding and unearned PSUs, all of which immediately accelerate and become vested upon termination, with performance for the unearned PSUs deemed achieved at target performance levels. In the case of a termination without Cause or for Good Reason, amounts represent the value of those outstanding and unvested stock options which are scheduled to vest within 12 months of the assumed termination (and which would continue to vest during that period under the terms of the awards), as well as the value of all outstanding RSUs and of a prorated portion of outstanding PSUs, which would be earned at the end of the applicable performance period to the extent that

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COMPENSATION OF EXECUTIVE OFFICERS

performance metrics are achieved at a minimum of threshold performance levels. In the case of a termination related to Death or Disability, the amounts represent the value of all outstanding and unvested stock options and RSUs, as well as a prorated portion of unearned PSUs. In the case of a Voluntary Separation of employment, the amounts represent the value of those outstanding and unvested stock options which are scheduled to vest within 12 months of the assumed termination (and which would continue to vest during that period under the terms of the awards), the value of all outstanding RSUs and a prorated portion of PSUs. For purposes of the table above, performance of the prorated PSUs is assumed at target.
(5)
Amounts represent the value of the differential between the cost of health and welfare benefits available to employees under the Consolidated Omnibus Budget Reconciliation Act (COBRA) at COBRA rates and the cost of those same benefits at current employee rates, the amount of which is payable to the executive for a period of months equal to the length of time implied by the severance multiple. Amount also includes the estimated cost of participating in the diagnostic executive physical program, but only to the extent that the executive was actively participating in the program at the time of their termination.
(6)
Represents the cost of outplacement services provided to executives during the period equal to the length of time implied by the severance multiple, in addition to the annual cost of financial counseling services over the same period, but only to the extent that the executive was actively participating in the financial counseling program at the time of their termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2024, no members of the Company’s People and Compensation Committee were an officer or employee of the Company or its subsidiaries. None of the executive officers serves as a member of the board of directors or a compensation committee of any entity that has one or more executive officers serving as a member of our Board or the People and Compensation Committee.

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

The People and Compensation Committee of the Board reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with Company management. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”), as incorporated by reference from this Proxy Statement.

This report is submitted by the People and Compensation Committee.

Lamberto Andreotti (Chair)

Karen H. Grimes

Marcos M. Lutz

Kerry J. Preete

Patrick J. Ward

58 | Corteva 2025 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

CEO PAY RATIO

Under the SEC guidelines, the median employee is only required to be determined once every three years provided there have been no changes to the employee population or compensation arrangements that cause Corteva to reasonably believe there will be a significant change in the pay ratio disclosure. For 2024, we do not believe any such significant change would change our pay ratio disclosure. Therefore, the median employee as identified in 2022 and described below was maintained.

As of December 30, 2022, Corteva identified a new median employee using our global employee population, excluding our CEO, as required by Item 402(u) of Regulation S-K, which included all global full-time, part-time, temporary, and seasonal employees who were employed on that date. We used “base salary plus cash incentive compensation” as our consistently applied compensation measure across the employee population. The following jurisdictions constituting 4.95% of Corteva’s total employees were excluded under the 5% de minimis rule: Cambodia (6), Colombia (222), Egypt (61), Eswatini (1), Ethiopia (29), Hungary (229), Indonesia (213), Kazakhstan (5), Mozambique (1), Myanmar (7), Pakistan (75), Turkey (172) and Zambia (67).

From the remaining employees, we leveraged a valid statistical sampling approach to produce a sample of employees who were paid within a 5% range of the estimated median base salary and cash incentives, and selected an employee from within that group as our median employee. We determined the median employee’s annual total compensation using the methodology for the Company’s "2024 Summary Compensation Table", as set forth in Item 402(c)(2)(x) of Regulation S-K and compared it to the total compensation of our CEO.

The Company’s CEO compensation for 2024, as reported in the "2024 Summary Compensation Table", was $14,507,058. The compensation of our median employee for 2024 was $81,312. Based upon the total CEO compensation and median employee compensation for 2024, our CEO to median employee pay ratio was 178:1.

This ratio is a reasonable estimate calculated using a methodology consistent with SEC rules, as described above. As the SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, and to use reasonable estimates and assumptions that reflect their compensation practices, pay ratios reported by other companies may not be comparable to the Company’s pay ratio reported above.

PAY VERSUS PERFORMANCE

In accordance with Item 402(v) of Regulation S-K, the Company is required to disclose pay versus performance, or PVP by comparing compensation amounts previously reported for the last five calendar years to the SEC’s definition of “Compensation Actually Paid,” or CAP. Also as required by the SEC, this section compares CAP to various measures used to gauge performance at Corteva. CAP is a supplemental measure for stockholders, and is not a replacement for, or incorporated into the philosophy and strategy of compensation-setting set forth in the “Compensation Discussion and Analysis” of this proxy statement.

Corteva 2025 Proxy Statement | 59

COMPENSATION OF EXECUTIVE OFFICERS

Pay Versus Performance Table

In determining the CAP for our NEOs, we are required to make various adjustments to amounts that have been previously reported in the "2024 Summary Compensation Table" (the “SCT”) for the last five calendar years. The table below summarizes compensation values both previously reported in our SCT, as well as footnotes of the adjusted values for 2024.

Year(1)	SCT Total for CEO: J. Collins(2)	SCT Total for CEO: C. Magro(2)	Compensation Actually Paid to CEO: J. Collins(3)	Compensation Actually Paid to CEO: C. Magro(3)	Avg. SCT Total for Non-PEO NEOs(2)	Avg. Compensation Actually Paid to Non-PEO NEOs(3)	Value of Initial Fixed $100 Investment Based on:(4)		GAAP Net Income(6) ($ in millions)	Company Selected Measure(7): Operating EPS ($)
							Total Shareholder Return	Peer Group Total Shareholder Return(5)
2024	—	$14,507,058	—	$15,171,241	$3,734,237	$4,000,432	$205	$146	$919	$2.57
2023	—	$13,234,872	—	$7,924,156	$3,391,528	$1,403,620	$171	$146	$747	$2.69
2022	—	$14,762,075	—	$16,983,522	$5,027,523	$7,408,698	$207	$132	$1,158	$2.67
2021	$16,864,428	$792,786	$18,917,976	$792,786	$4,077,575	$5,553,889	$165	$149	$1,769	$2.15
2020	$10,749,544	—	$19,452,828	—	$2,596,002	$4,885,371	$133	$118	$701	$1.50

(1)
Mr. Magro succeeded Mr. Collins as PEO in 2021 (on November 1, 2021). Mr. Collins served as the PEO for the entirety of 2020. Our Non-PEO NEOs for the applicable years were as follows:
•
2024: David P. Johnson, Samuel R. Eathington, Robert D. King, Cornel B. Fuerer, David J. Anderson, and Timothy P. Glenn
•
2023: David J. Anderson, Samuel R. Eathington, Timothy P. Glenn, and Robert D. King
•
2022: David J. Anderson, Samuel R. Eathington, Timothy P. Glenn, and Robert D. King
•
2021: David J. Anderson, Timothy P. Glenn, Cornel B. Fuerer, Gregory R. Friedman, and Rajan Gajaria
•
2020: Gregory R. Friedman, Rajan Gajaria, Timothy P. Glenn, and Cornel B. Fuerer
(2)
Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table (“SCT”) for the applicable year in the case of our PEOs, Mr. Collins and Mr. Magro, and (ii) the average of the total compensation reported in the SCT for the applicable year for our Non-PEO NEOs.
(3)
Amounts reported in these columns represent (i) CAP for the applicable year in the case of our PEOs, Mr. Collins and Mr. Magro and (ii) the average CAP for the applicable year for our Non-PEO NEOs; adjustments were made to the amounts reported in the SCT for the applicable year.

A reconciliation of the adjustments made to the 2024 SCT amounts to calculate CAP for our PEO, Mr. Magro, and for the average of the Non-PEO NEOs is set forth in the following table. In this table, the unvested equity fair values were calculated on each of the required measurement dates using assumptions based on criteria consistent with those used for grant date fair value calculations and in accordance with the methodology used for financial reporting purposes. For unvested awards subject to performance-based vesting conditions, the fair values were based on the probable outcome of such performance-based vesting conditions as of the last day of the year.

2024	SCT Reported Total	Less: SCT Reported Change in Pension Value	Plus: Pension Value Service Cost	Less: SCT Reported Stock Award and Option Value	Plus (Less): Fair Value of Equity Awards Granted During 2024 that are Outstanding and Unvested at End of the Covered Year	Plus (Less) Fair value of Equity Awards Granted in Any Prior Year that are Outstanding and Unvested at End of the Covered Year	Plus Fair Value at Vesting Date of Awards Granted and Vested During the Covered Year	Plus (Less) Change in Fair Value of Equity Awards granted in Prior Years that Vested During the Covered Year	Less Fair Value of Equity Awards Granted in Prior Year that were Forfeited During the Covered Year	Compensation Actually Paid
PEO	$14,507,058	$0	$0	$11,000,032	$11,628,882	($1,211,984)	$0	$1,247,317	$0	$15,171,241
Average Non-PEO NEOs	$3,734,237	$0	$0	$2,412,576	$2,519,932	($135,859)	$0	$294,697	$0	$4,000,432

(4)
Total Shareholder Return (“TSR”) is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2020, 2021, 2022, 2023, and 2024 respectively. TSR is calculated by dividing the difference between the price of the Company’s common stock at the end and the beginning of the measurement period by the price of the Company’s common stock at the beginning of the measurement period.
(5)
The company utilized the S&P 500 Chemicals Index as its peer group for TSR, which is the industry index utilized in the Company’s Annual Report in Form 10-K. S&P 500 Chemical Index data was sourced from S&P Capital IQ.
(6)
Reflects the Company’s net income (loss) reflected in the audited financial statements published in our Annual Report on Form 10-K for the applicable year.
60 | Corteva 2025 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

(7)
Operating EPS has been selected as the Company Selected Measure because the Company believes it is the most important measure linked to compensation actually paid, has a close association with the Company’s share price and TSR, and has been and is expected to continue to be a performance metric that is important to the Company and our stockholders. Refer to our 2024 Annual Report for a reconciliation of Operating EPS to EPS, the most directly comparable financial measure calculated and presented in accordance with US GAAP.

Performance Measures Used to Link Company Performance and CAP.

The Company utilizes other important financial measures to link compensation actually paid to its NEOs performance as set forth in the table below.

Metrics
(1)	Absolute Total Shareholder Return
(2)	Operating Earnings Per Share
(3)	Operating EBITDA Margin
(4)	Return on Net Assets

Relationship between CAP and TSR.

The graph below reflects the relationship between the PEO and average Non-PEO NEO compensation actually paid (“CAP”) and the Company’s cumulative indexed Total Shareholder Return, or TSR, (assuming an initial fixed investment of $100) over the applicable measurement period.

Corteva 2025 Proxy Statement | 61

COMPENSATION OF EXECUTIVE OFFICERS

Relationship between CAP and GAAP Net Income.

The graph below reflects the relationship between the PEOs and Average Non-PEO NEO CAP and the Company’s GAAP Net Income over the applicable measurement period.

The increase in 2024 Net Income as compared to 2023 was primarily driven by seed pricing gains, the reduction of royalty expense, ongoing cost and productivity actions, and lower loss on discontinued operations, partially offset by competitive crop protection pricing and continued investment in seed research and development. The decrease in 2023 Net Income as compared to 2022 was primarily driven by a 10% decrease in volume versus the prior year and a 1% unfavorable impact from currency. Volume declines were driven by strategic product exits, crop protection channel inventory destocking, delayed farmer purchases, lower corn planted area in EMEA, reduced summer corn planted area and lower expected Safrinha corn planted area in Brazil, and the Russia Exit, partially offset by increased corn acres in North America. The significant increase in 2021 Net Income as compared to 2022 was driven by an increase in Other Income (Expense) from non-operating pension and other post-employment benefit credits recognized in 2021 due to 2020 other post-employment benefits plan amendments, a decrease in net exchange losses, and the Employee Retention Credit pursuant to the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act as enhanced by the Consolidated Appropriations Act and American Rescue Plan Act.

62 | Corteva 2025 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

Relationship between CAP and Operating EPS (our Company-Selected Measure). The graph below reflects the relationship between the PEOs and average Non-PEO NEOs CAP and the Company’s Non-GAAP Operating Earnings Per Share over the applicable measurement period.

Corteva 2025 Proxy Statement | 63

AGENDA ITEM 2:

ADVISORY RESOLUTION TO APPROVE

EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act and the related rules of the SEC, the Company seeks your vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables (a “say-on-pay” vote).

As described in detail under the heading "Compensation Discussion and Analysis” in this Proxy Statement, the Board of Directors seeks to link a significant portion of executive officer compensation with the Company’s performance. The Company’s compensation programs are designed to reward the Company’s executive officers for the achievement of short-term and long-term financial goals, while minimizing excessive risk-taking. The Company’s executive compensation program is strongly aligned with the long-term interests of stockholders. The Company urges you to read the Compensation Discussion and Analysis section of this Proxy Statement for additional details on executive compensation programs, including compensation philosophy and objectives and the compensation of named executive officers during fiscal year 2024.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to all compensation relating to the Company’s named executive officers, as described in this Proxy Statement. The vote is advisory and is not binding on the Company, the Board, or the People and Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board, or the People and Compensation Committee. However, the Board and the People and Compensation Committee value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding the Company’s executive officers.

Accordingly, the Board of Directors and management ask stockholders to approve the following resolution at the Annual Meeting:

“RESOLVED , that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement.”

The next “say on pay” advisory vote will occur at the Company’s 2026 Meeting. The Board of Directors unanimously recommends a vote FOR the approval of the Advisory Resolution to Approve Executive Compensation.

AGENDA ITEM 2: ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION The Board of Directors recommends that you vote FOR this resolution.

Corteva 2025 Proxy Statement | 64

AGENDA ITEM 3:

RATIFICATION OF THE APPOINTMENT OF

THE INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2025. For this Agenda Item 3, the Board is requesting stockholders to ratify this selection. PwC has been the Company’s independent registered public accounting firm since its incorporation in March 2018. In accordance with SEC rules and PwC policy, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to our Company. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company’s lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Audit Committee and with management. The Audit Committee no less than annually reviews PwC’s independence and performance in connection with the Audit Committee’s determination of whether to retain PwC or engage another firm as our independent registered public accounting firm. In the course of these reviews, the Audit Committee considers, among other things:

•
PwC’s historical and recent audit performance, including input from our Audit Committee and employees with substantial contact with PwC throughout the year about PwC’s quality of service provided, and the independence, objectivity, and professional skepticism demonstrated throughout the engagement by PwC and its audit team;
•
An analysis of PwC’s known legal risks and significant proceedings;
•
External data relating to audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on PwC and its peer firms;
•
The appropriateness of PwC’s fees, on both an absolute basis and as compared to its peer firms;
•
PwC’s tenure as our independent auditor and its familiarity with our global operations and businesses, accounting policies and practices and internal control over financial reporting; and
•
PwC’s capability and expertise in handling the breadth and complexity of our global operations, including the Company’s continued phased global implementation of an enterprise resource planning system.

Based on this evaluation, the Audit Committee believes that PwC is independent and that it is in the best interests of the Company and our stockholders to retain PwC to serve as our independent public accounting firm for 2025.

Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the selection of PwC to the Company’s stockholders for ratification. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of the Company and its stockholders

Representatives of PwC are expected to be present at the 2025 Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

AGENDA ITEM 3: ADVISORY RESOLUTION TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM The Board of Directors recommends that you vote FOR this resolution.

65 | Corteva 2025 Proxy Statement

AGENDA ITEM 3: RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PwC has served as Corteva's independent registered public accounting firm since its incorporation in 2018 and for its predecessor company since 1946. Aggregate fees for professional services rendered by PwC for 2024 and 2023 are set forth in the table below.

	2024 (in thousands)	2023 (in thousands)
Audit fees(1)	$13,945	$14,240
Audit-related fees(2)	1,400	1,730
Tax fees(3)	2,000	1,750
All other fees(4)	25	30
Total	$17,370	$17,750

(1)
Audit fees related to audits of financial statements and internal controls over financial reporting, statutory audits, reviews of quarterly financial statements and certain periodic reports filed with the SEC, and sustainability assurance.
(2)
Audit related fees related primarily to employee benefit audits, IT controls and compliance assessments, and other assurance related services.
(3)
Tax fees related primarily to tax planning advice for the biologicals business and other tax compliance and advice.
(4)
All other fees primarily related to data services and other digital software and tools for research, reporting, and training.

AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES

To assure that the audit and non-audit services performed by the independent registered public accounting firm do not impair its independence in appearance and/or fact, the Audit Committee has established the Audit and Non-Audit Services Pre-Approval Policy of the Audit Committee (the “Policy”). The Policy outlines the scope of services that PwC may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining PwC to perform audit, audit-related, tax, and other services. The Policy also specifies certain non-audit services that may not be performed by PwC under any circumstances. Pursuant to the Policy, the Audit Committee has approved services to be provided by PwC and fee thresholds within each of the service categories, and services within these thresholds are deemed pre-approved. Additional services and fees exceeding those thresholds require further pre-approval. Requests for specific pre-approvals may be considered by the full Audit Committee. In addition, the Audit Committee has delegated to the Chair the authority to grant specific pre-approvals, not in excess of $500,000. Any such pre-approvals are reported to the full Audit Committee at its next meeting. The Policy is evaluated and updated annually by the Audit Committee. For fiscal year 2024, all services provided by PwC were approved by the Audit Committee.

66 | Corteva 2025 Proxy Statement

AGENDA ITEM 3: RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee is appointed by the Board of Directors to assist the Board in the oversight of (i) the integrity of the financial statements of the Company, (ii) the qualifications and independence of the Company’s independent auditor, (iii)the performance of the Company’s internal audit function and independent auditors, and (iv) the compliance by the Company with legal and regulatory requirements. All members of the Audit Committee meet the criteria for independence applicable to audit committee members under NYSE Listing Standards and the rules and regulations of the SEC relating to audit committees. The Audit Committee Charter complies with NYSE Listing Standards.

Management is responsible for the financial reporting process, including its internal control over financial reporting, and for the preparation of its consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements, and expressing opinions on the consolidated financial statements and internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes and act in an oversight capacity. The Audit Committee does not certify the financial statements or guarantee the independent registered public accounting firm’s report. The Audit Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.

The Audit Committee discussed with PwC, the Company’s independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board requirements. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence. The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2024 with management and PwC. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2024.

AUDIT COMMITTEE

Patrick J. Ward, Chair

Karen H. Grimes

Michael O. Johanns

Nayaki R. Nayyar

Gregory R. Page

Corteva 2025 Proxy Statement | 67

ADDITIONAL INFORMATION

FUTURE STOCKHOLDER PROPOSALS

If you satisfy the requirements of the rules and regulations of the SEC and wish to submit a proposal to be considered for inclusion in the Company’s proxy materials for the 2025 Meeting, pursuant to Rule 14a-8, please send it to the Office of the Corporate Secretary. Under SEC Exchange Act Rule 14a-8, these proposals must be received no later than the close of business on November 21, 2025.

FUTURE ANNUAL MEETING BUSINESS

Under the Company’s Bylaws, if you wish to raise items of proper business directly at an annual meeting, including Director nominations outside of the proxy access process, other than stockholder proposals presented under Rule 14a-8 for inclusion in the Company’s proxy materials, you must give advance written notification to the Office of the Corporate Secretary. For the 2026 Meeting, written notice must be received by the Office of the Corporate Secretary between the close of business on November 21, 2025, and the close of business on December 21, 2025. However, as provided in the Bylaws, different deadlines apply if the 2026 Meeting is called for a date that is not within 30 days before or after the anniversary of the 2025 Meeting; in that event, written notice must be received by the Office of the Corporate Secretary no earlier than the close of business on the 120th day prior to the 2025 Meeting anniversary date and no later than the close of business on the later of the 90th day prior to the 2025 Meeting anniversary date or the 10th day following the date on which public disclosure of the date of such meeting is first made by the Company. Such notices must comply with the procedural and content requirements of the Bylaws. If notice of a matter is not received within the applicable deadlines or does not comply with the Bylaws, the chair of the annual meeting may refuse to introduce such matter. If a stockholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the annual meeting. The full text of the Bylaws is available at https://investors.corteva.com/.

FUTURE DIRECTOR NOMINEES THROUGH PROXY ACCESS

Under the Company’s Bylaws, if you wish to nominate a director through proxy access, you must give advance written notification to the Office of the Corporate Secretary. For the 2026 Meeting, written notice must be received by the Office of the Corporate Secretary between the close of business on October 22, 2025, and the close of business on November 21, 2025. Such notices must comply with the procedural and content requirements of the Bylaws. The full text of the Bylaws is available at investors.corteva.com. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 1, 2026.

MULTIPLE STOCKHOLDERS WITH THE SAME ADDRESS

The SEC’s “householding” rules permit us to deliver only one notice or set of proxy materials to stockholders who share an address unless otherwise requested. This practice is designed to reduce printing and postage costs. If you are a registered stockholder and share an address with another stockholder and have received only one notice or one set of proxy materials, you may request a separate copy of these materials, and future materials, at no cost to you by writing to the Office of the Corporate Secretary. Alternatively, if you are currently receiving multiple copies of the notice or the proxy materials at the same address and wish to receive a single copy in the future, you may contact the Office of the Corporate Secretary. If you hold your stock with a bank or broker, you may revoke your consent to householding at any time by contacting Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-866-540-7095. If you are a registered stockholder receiving multiple copies at the same address or if you have a number of accounts at a single brokerage firm, you may submit a request to receive a single copy in the future by contacting the Office of the Corporate Secretary. If you hold your stock with a bank or broker, contact Broadridge Financial Solutions Inc. at the address and telephone number provided above. The Company will promptly deliver to a stockholder who received one copy of proxy materials as the result of householding, a copy of the materials upon the stockholder’s written or oral request to the Office of the Corporate Secretary.

Corteva 2025 Proxy Statement | 68

ELECTRONIC DELIVERY OF PROXY MATERIALS

Stockholders may request proxy materials be delivered to them electronically by visiting www.investordelivery.com. This results in faster delivery of the documents and significant savings to the Company by reducing printing and mailing costs.

COPIES OF PROXY MATERIALS AND ANNUAL REPORT

The Notice and Proxy Statement and the Annual Report are posted on Corteva’s website at https://investors.corteva.com and at www.proxyvote.com.

Corteva 2025 Proxy Statement | 69

APPENDIX A: NON-GAAP METRICS

SHORT-TERM INCENTIVE METRICS

The Company utilizes Operating EBITDA, Operating EBITDA Margin and Free Cash Flow, each non-GAAP metrics, in Corteva's enterprise PRP. The Operating EBITDA and Operating EBITDA Margin metrics generally exclude the impact of non-operational costs and benefits and certain infrequent one-time significant events (e.g., restructurings, product and country exits, acquisitions, and the settlement of litigation, which generally relates to activities that pre-date our current executive leadership team).

The Seed and Crop Protection business unit PRPs utilize business unit Operating EBITDA and business unit Operating EBITDA Margin metrics, which are typically considered GAAP metrics when not further adjusted from the Company's financial statement values. No such adjustments were made for the PRP in 2024, so no reconciliation of these metrics has been provided. More information related to each business unit’s performance can be found in Note 23 ("Segment Information") to the Consolidated Financial Statements) in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and Management’s Discussion and Analysis. The business unit PRPs also includes a Working Capital as a Percentage of Revenue metric, which has not been reconciled here due to the competitive nature of this information.

Non-GAAP Calculation of Corteva Operating EBITDA

	Twelve Months Ended December 31, 2024

In millions	As Reported	Margin %

Income (loss) from continuing operations, after tax (GAAP)	$863	5.1%

Provision for (benefit from) income taxes on continuing operations	412	2.4%

Income (loss) from continuing operations before income taxes (GAAP)	$1,275	7.5%

+ Depreciation and amortization	1,227	7.3%

- Interest income	(132)	(0.8)%

+ Interest expense	233	1.4%

+ / - Exchange (gains) losses - net	284	1.7%

+ / - Non-operating (benefits) costs - net	174	1.0%

+ / - Mark-to-market (gains) losses on certain foreign currency contracts not designated as hedges	—	—

+ / - Significant items (benefit) charge	315	1.9%

Corteva Operating EBITDA / EBITDA Margin (Non-GAAP) [1,2]	$3,376	20.0%

1.
Corteva Operating EBITDA is defined as earnings (loss) (i.e., income (loss) from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits (costs), foreign exchange gains (losses), and net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting, excluding the impact of significant items. Significant items are reconciled on p. 45 of the Company's Annual Report on Form 10-K. Non-operating benefits (costs) consists of non-operating pension and other post-employment benefit (OPEB) credits (costs), tax indemnification adjustments, and environmental remediation and legal costs associated with legacy businesses and sites. Tax indemnification adjustments relate to changes in indemnification balances, as a result of the application of the terms of the Tax Matters Agreement, between Corteva and Dow Inc. and/or DuPont de Nemours, Inc. that are recorded by the company as pre-tax income or expense.
2.
The EBITDA margin percentages are determined by dividing amounts in the table above for the twelve months ended December 31, 2024 by net sales of $16,908 million. Margin percentages may not total as presented, due to rounding.

Corteva 2025 Proxy Statement | A-1

APPENDIX A: NON-GAAP METRICS

Non-GAAP Calculation of Free Cash Flow

Twelve Months Ended
In millions	December 31, 2024

Cash provided by (used for) operating activities – continuing operations (GAAP)	$2,296

Less: Capital expenditures	(597)

Free Cash Flow (Non-GAAP)[1]	$1,699

1.
Free cash flow is defined as cash provided by (used for) operating activities – continuing operations less capital expenditures.

LONG-TERM INCENTIVE METRICS FOR PSU AWARDS

The Company utilizes Operating EPS and RONA, each non-GAAP metrics, for its PSU awards granted under Corteva's OIP. As discussed in the "Compensation Discussion and Analysis", the Company adjusted the EPS and RONA targets for the 2022-2024 PSU Awards due to the Stoller and Symborg acquisitions.

Non-GAAP Calculation of Corteva Operating EPS

	Twelve Months Ended December 31,

	2024	2023	2022	2024	2023	2022
	$(millions)	$(millions)	$(millions)	EPS (diluted)	EPS (diluted)	EPS (diluted)

Income (loss) from continuing operations attributable to Corteva common stockholders (GAAP)	$851	$929	$1,205	1.22	$1.30	$1.66

Less: Non-operating benefits (costs), after tax[1]	(127)	(111)	80	(0.18)	(0.16)	0.11

Less: Amortization of intangibles (existing as of Separation), after tax	(459)	(471)	(542)	(0.67)	(0.66)	(0.75)

Less: Mark-to-market gains (losses) on certain foreign currency contracts not designated as hedges, after tax	—	—	—	—	—	—

Less: Significant items benefit (charge), after tax	(351)	(403)	(267)	(0.50)	(0.57)	(0.37)

Operating Earnings (Loss) (Non-GAAP) [2]	$1,788	$1,914	$1,934	$2.57	$2.69	$2.67

1.
Non-operating benefits (costs) consists of non-operating pension and other post-employment benefit (OPEB) credits (costs), tax indemnification adjustments, and environmental remediation and legal costs associated with legacy businesses and sites. Tax indemnification adjustments relate to changes in indemnification balances, as a result of the application of the terms of the Tax Matters Agreement, between Corteva and Dow Inc. and/or DuPont de Nemours, Inc. that are recorded by the Company as pre-tax income or expense.
2.
Operating earnings (loss) is defined as income (loss) from continuing operations attributable to Corteva excluding the after-tax impact of significant items, the after-tax impact of non-operating benefits (costs), the after-tax impact of amortization expense associated with intangible assets existing as of the Separation from DowDuPont, and the after-tax impact of net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting. Although amortization of intangible assets (existing as of Separation) is excluded from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in amortization of additional intangible assets. Net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting represents the non-cash net gain (loss) from changes in fair value of certain undesignated foreign currency derivative contracts. Upon settlement, which is within the same calendar year of execution of the contract, the realized gain (loss) from the changes in fair value of the non-qualified foreign currency derivative contracts will be reported in the relevant non-GAAP financial measures, allowing quarterly results to reflect the economic effects of the foreign currency derivative contracts without the resulting unrealized mark to fair value volatility.

Corteva 2025 Proxy Statement | A-2

APPENDIX A: NON-GAAP METRICS

Non-GAAP Calculation of Adjusted Return on Net Assets (RONA)

In millions	2024	2023	2022

Twelve Months Ended December 31,

Net income (loss) from continuing operations attributable to Corteva common stockholders (GAAP)	$851	$929	$1,205

Less: Non-operating benefits (costs), after tax[1]	(127)	(111)	80

Less: Amortization of intangibles (existing as of Separation), after tax	(459)	(471)	(542)

Less: Mark-to-market gains (losses) on certain foreign currency contracts not designated as hedges, after tax	—	—	—

Less: Significant items benefit (charge), after tax	(351)	(403)	(267)

Operating Earnings (Loss) (Non-GAAP)[2]	$1,788	$1,914	$1,934
Three Months Ended March 31,

Net Assets (GAAP)	$25,008	$25,839	$25,936

Add: Noncurrent liabilities	7,285	6,430	7,044

Less: Noncurrent assets	26,462	27,171	26,755

Net working capital (GAAP)	5,831	5,098	6,225

Add: Property, Plant & Equipment	4,206	4,271	4,333

Net working capital plus property, plant & equipment (Non-GAAP)	$10,037	$9,369	$10,558

Three Months Ended June 30,

Net Assets (GAAP)	$25,421	$26,461	$26,071

Add: Noncurrent liabilities	7,090	7,382	6,979

Less: Noncurrent assets	26,105	26,982	26,142

Net working capital (GAAP)	6,406	6,861	6,908

Add: Property, Plant & Equipment	4,155	4,306	4,300

Net working capital plus property, plant & equipment (Non-GAAP)	$10,561	$11,167	$11,208

Three Months Ended September 30,

Net Assets (GAAP)	$24,979	$25,467	$25,084

Add: Noncurrent liabilities	6,505	7,295	6,649

Less: Noncurrent assets	26,259	26,777	25,606

Net working capital (GAAP)	5,225	5,985	6,127

Add: Property, Plant & Equipment	4,210	4,320	4,185

Net working capital plus property, plant & equipment (Non-GAAP)	$9,435	$10,305	$10,312

Three Months Ended December 31,

Net Assets (GAAP)	$24,030	$25,279	$25,541

Add: Noncurrent liabilities	6,409	7,308	6,333

Less: Noncurrent assets	25,728	26,736	25,823

Net working capital (GAAP)	4,711	5,851	6,051

Add: Property, Plant & Equipment	4,099	4,287	4,254

Net working capital plus property, plant & equipment (Non-GAAP)	$8,810	$10,138	$10,305

Four quarter average net working capital plus property, plant & equipment (Non-GAAP)	$9,711	$10,245	$10,596

Operating Earnings (Loss) (Non-GAAP)[2]	$1,788	$1,935	$1,934

Four quarter average net working capital plus property, plant & equipment (Non-GAAP)	$9,711	$10,245	$10,596

Return on Net Assets (RONA) (Non-GAAP)[3]	18.4%	18.9%	18.3%

1.
Non-operating benefits (costs) consists of non-operating pension and other post-employment benefit (OPEB) credits (costs), tax indemnification adjustments, and environmental remediation and legal costs associated with legacy businesses and sites. Tax indemnification adjustments relate to changes in indemnification balances, as a result of the application of the terms of the Tax Matters Agreement, between Corteva and Dow Inc. and/or DuPont de Nemours, Inc. that are recorded by the Company as pre-tax income or expense.

Corteva 2025 Proxy Statement | A-3

APPENDIX A: NON-GAAP METRICS

2.
Operating earnings (loss) is defined as income (loss) from continuing operations attributable to Corteva excluding the after-tax impact of significant items, the after-tax impact of non-operating benefits (costs), the after-tax impact of amortization expense associated with intangible assets existing as of the Separation from DowDuPont, and the after-tax impact of net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting. Although amortization of intangible assets (existing as of Separation) is excluded from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in amortization of additional intangible assets. Net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting represents the non-cash net gain (loss) from changes in fair value of certain undesignated foreign currency derivative contracts. Upon settlement, which is within the same calendar year of execution of the contract, the realized gain (loss) from the changes in fair value of the non-qualified foreign currency derivative contracts will be reported in the relevant non-GAAP financial measures, allowing quarterly results to reflect the economic effects of the foreign currency derivative contracts without the resulting unrealized mark to fair value volatility.
3.
RONA is defined as operating earnings (loss) after income taxes divided by the sum of net working capital and property, plant and equipment.

Corteva 2025 Proxy Statement | A-4

CORTEVA agriscience

SCAN TO
VIEW MATERIALS & VOTE

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on the cut-off date (see reverse side). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes must be received by the cut-off date (see reverse side).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V64719-P26499-Z89417 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CORTEVA, INC.

1. Election of the 12 directors named in the Proxy Statement.

Nominees:	**For**	**Against**	**Abstain**
1a. Lamberto Andreotti	☐	☐	☐
1b. Klaus A. Engel	☐	☐	☐
1c. David C. Everitt	☐	☐	☐
1d. Janet P. Giesselman	☐	☐	☐
1e. Karen H. Grimes	☐	☐	☐
1f. Michael O. Johanns	☐	☐	☐
1g. Marcos M. Lutz	☐	☐	☐
1h. Charles V. Magro	☐	☐	☐
1i. Nayaki R. Nayyar	☐	☐	☐
1j. Gregory R. Page	☐	☐	☐
1k. Kerry J. Preete	☐	☐	☐
1l. Patrick J. Ward	☐	☐	☐
2. Advisory resolution to approve executive compensation of the Company's named executive officers.	☐	☐	☐
3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2025.	☐	☐	☐

Please sign exactly as name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. All holders must sign. If a corporation, sign the full corporate name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Logo CORTEVA, INC. ATTN: OFFICE OF THE CORPORATE SECRETARY 974 CENTRE ROAD, BUILDING 735 WILMINGTON, DE 19805 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on the cut-off date (see reverse side). Have your proxy card in hand when you access the website and follow the

V64720-P26499-Z89417

Such proxies are directed to vote as specified on the reverse side, or if no specification is made, FOR all director nominees in Agenda Item 1, FOR Agenda Items 2 and 3, and to vote in accordance with their discretion on such other matters as may properly come before the Meeting and at any adjournment or postponement of the Meeting. To vote in accordance with the Corteva Board of Directors' recommendations, just sign and date on the reverse side; no voting boxes need to be checked.

NOTICE TO PARTICIPANTS IN EMPLOYEES' SAVINGS PLANS

If you are a participant in certain employee savings plans, a trustee for the relevant employee savings plan may vote, as directed by the plan fiduciary or by an independent fiduciary selected by the plan fiduciary, all shares held in the plan for which no voting instructions are received. Other shares owned by you will be voted only if you sign and return a proxy card, or vote by Internet or telephone.

The cut-off date for shares held in employee savings plans is April 27, 2025. The cut-off date for all other shares is April 29, 2025.

Continued and to be signed on reverse side

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held April 30, 2025: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. YOUR VOTE IS IMPORTANT. PLEASE VOTE THE SHARES AS SOON AS POSSIBLE. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. V64720-P26499-Z89417 CORTEVA, INC. Annual Meeting of Stockholders April 30, 2025, 8:00 AM Eastern Time This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints Charles V. Magro, Ggory R. Page and Cornel B. Fuerer or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 30, 2025 and any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the Meeting. The undersigned hereby revokes all proxies previously given. Such proxies are directed to vote as specified on the reverse side, or if no specification is made, FOR all director nominees in Agenda Item 1, FOR Agenda Items 2 and 3, and to vote in accordance with their discretion on such other matters as may properly come before the Meeting and at any adjournment or postponement of the Meg. To